AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Preliminary Offering Circular Dated March 29, 2023

Exceed Talent Capital Holdings LLC

160 Varick Street

New York, NY 10013

+1 917 985 8551

www.exceedtc.com

Best Efforts Offering of TalentShares

Exceed Talent Capital Holdings LLC, a Delaware series limited liability company (which we refer to as “Exceed Talent Capital”, “we,” “us,” “our” or the “Company”), is offering, on a best efforts basis, limited liability company membership interests in series of our Company (the “TalentSharesTM”).

Each series of our Company is focused on acquiring a property interest resulting in royalty revenues from the works of talents around the world. Our Managing Member, Exceed Talent Capital LLC, will seek out and acquire rights to all or a portion of works of various talents, as well as non-exclusive distribution rights and promotional rights related to those works. We refer to these rights to the work(s) of talents acquired by our Managing Member as Talent Related Assets, or “TRAs”. After a TRA is acquired by our Managing Member, our series intend to enter into “Talent Related Asset Assignment Agreements” with our Managing Member (each, a “TRAAA”) pursuant to which the Managing Member will assign the TRA to the series. Once assigned, the Company, through its Managing Member, will utilize the TRA, its experience, as well as the tools and strategies enabled by the Exceed Platform, to promote the success of the works related to the TRA. Investors in TalentShares, as owners of the series, will receive pro rata distributions of the income received by the series pursuant to the TRAAA (net of our Managing Member’s Management Fee and certain other operating expenses) based on the number of TalentShares that investor holds compared to the outstanding number of TalentShares for that series.

The TRAAAs that our series intend to enter into, and the TRAs underlying those agreements, are identified in the “Series Offering Table” beginning on page iii. The TalentShares will be made available for purchase via the mobile application and web-based investment platform at www.exceedtc.com (the “Exceed Platform”).

All of the TalentShares of our series offered hereunder may collectively be referred to in this offering circular as the “TalentShares” and each, individually, as a “TalentShare.” The TRAAAs described above may collectively be referred to in this offering circular as the “TRAAAs” and each, individually, as a “TRAAA” and the offerings of the TalentShares may collectively be referred to in this offering circular as the “offerings” and each, individually, as an “offering.” See “Securities Being Offered” for additional information regarding the TalentShares.

The TalentShares are limited liability company membership interests in a series of our Company. Each series is treated as a unique legal entity. Purchasing a TalentShare in a series does not confer to the investor any ownership in our Company or any other series. Each series is managed by Exceed Talent Capital LLC, a limited Company formed under the laws of the State of Delaware (the “Managing Member”). The Managing Member will be the investor liaison to our Company, and will perform duties such as assisting our Company with communications to our investors, providing shareholder services, handling the distributions of income and dividends, and overseeing our shareholder records. Further, the Managing Member will source the TRAs underlying the TRAAAs that our series intend to enter into. The Managing Member will also manage the assets owned by our series, and has full authority to determine how to best utilize the assets owned by our series. Investors will not have any say in the management of the series of our Company, including management of the underlying assets of our series. See “The Company’s Business” for more information on the duties of the Managing Member.

We intend to have the TalentShares quoted on PPEX, an alternative trading system (ATS) operated by North Capital Investment Technology, Inc. (“PPEX”) with a view to providing holders of TalentShares with potential liquidity in the form of a secondary market for their investment in our TalentShares.

There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the number of TalentShares offered by a series have been accepted or (ii) a date determined by our Company in its sole discretion, provided that subscriptions for the number of TalentShares offered by a series have been accepted.  If a closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the U.S. Securities and Exchange Commission, or the Commission, or (ii) any date on which our Company elects to terminate the offering for a particular series in its sole discretion.  No securities are being offered by existing securityholders.

Each offering is being conducted on a “best efforts” basis pursuant to Tier 2 of Regulation A promulgated under the Securities Act of 1933, as amended.  The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation and will not be commingled with the operating account of our Series or Company until, if and when there is a closing with respect to that investor group. Our Company will be permitted to purchase TalentShares alongside investors in offerings of series’ TalentShares conducted by our Company at its discretion. The Company will not use the proceeds raised from an offering for such purposes – rather, the Company would use its own, separate cash reserves to purchase such TalentShares.

	Price to public	Underwriting discount and commissions(1)	Proceeds to Issuer (3)
Series Bedtime
Per TalentShare	$15.00	$0.15	$14.85
Total Maximum(2)	$865,575.00	$8,655.75	$856,919.25

Series Big Havi
Per TalentShare	$5.00	$0.05	$4.95
Total Maximum(2)	$16,110.00	$161.10	$15,948.90

Series Luh Moody
Per TalentShare	$3.00	$0.03	$2.97
Total Maximum(2)	$9,382.23	$94.77	$9,382.23

Series DaylinXL
Per TalentShare	$3.00	$0.03	$2.97
Total Maximum(2)	$9,477.00	$94.77	$9,382.23

Series Envy
Per TalentShare	$3.00	$0.03	$2.97
Total Maximum(2)	$9,477.00	$94.77	$9,382.23

(1)	We have engaged Dalmore Group, LLC, member FINRA/SIPC (“Dalmore”) to perform administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services. To the extent that the Company’s management make any communications in connection with this offering they intend to conduct such efforts in accordance with an exemption from registration contained in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, none of them is required to register as a broker-dealer. Compensation to Dalmore includes a 1% commission payable to Dalmore for proceeds raised, as well as a one-time due diligence fee of $5,000 and one-time consulting fee of $20,000 payable by our Company to Dalmore. See “Plan of Distribution” for details.

(2)	This series offering is being conducted on a “best efforts” basis with no minimum requirement to close. This means that we may close on subscriptions received at any time.

(3)	Amounts here do not reflect other offering expenses that each series is expected to bear pro rata to the total offering amount of all series offerings combined. See “Use of Proceeds to Issuer” for additional information.

We are an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filings after the offerings.

An investment in our TalentShares involves a high degree of risk. See “Risk Factors” on page 6 for a description of some of the risks that should be considered before investing in our TalentShares.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF ANY OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

We are offering to sell, and seeking offers to buy, our TalentShares only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with any information other than the information contained in this offering circular. The information contained in this offering circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our TalentShares. Neither the delivery of this offering circular nor any sale or delivery of our TalentShares shall, under any circumstances, imply that there has been no change in our affairs since the date of this offering circular. This offering circular will be updated and made available for delivery to the extent required by the federal securities laws.

This offering circular is following the offering circular format described in Part II (a)(1)(i) of Form 1-A.

i

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this offering circular includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our Company, our Managing Member, our Company and the Exceed Platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our Managing Member’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates”, “believes”, “continue”, “could”, “estimates”, “expects”, “intends”, “may”, “might”, “plans”, “possible”, “potential”, “predicts”, “projects”, “seeks”, “should”, “will”, “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this offering circular are based on current expectations and beliefs concerning future developments that are difficult to predict.  Neither we nor our Managing Member can guarantee future performance, or that future developments affecting our Company, our Managing Member or the Exceed Platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements.  We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

SERIES OFFERING TABLE

The table below shows key information related to the offering TalentShares of each series. Please also refer to “The Underlying Portfolio” and “Use of Proceeds” sections for further details.

Series Name	Underlying Asset	Offering Price per TalentShare	Minimum Investment ($)(1)	Minimum Offering Amount ($)	Maximum Offering Amount (2)	Maximum Number of TalentShares Being Offered	Opening Date	Closing Date	Status
Series Bedtime	Series Bedtime TRAAA	$15.00	$150.00	N/A	$865,575.00	57,705	[_]	[_]	Not Yet Launched
Series Big Havi	Series Big Havi TRAAA	$5.00	$50.00	N/A	$16,110.00	3,222	[_]	[_]	Not Yet Launched
Series Luh Moody	Series Luh Moody TRAAA	$3.00	$30.00	N/A	$9,477.00	3,159	[_]	[_]	Not Yet Launched
Series DaylinXL	Series DaylinXL TRAAA	$3.00	$30.00	N/A	$9,477.00	3,159	[_]	[_]	Not Yet Launched
Series Envy	Series Envy TRAAA	$3.00	$30.00	N/A	$9,477.00	3,159	[_]	[_]	Not Yet Launched

(1)	The Managing Member reserves the right to accept investments lower than the Minimum Investment amount in its sole discretion.
(2)	The Maximum Offering Amount includes the purchase price under the TRAAA for the assignment of the TRA from the Managing Member to the series, as well as certain offering expenses, and certain compensation to the Managing Member. See “Use of Proceeds” for more information.

iii

SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this offering circular.  You should read the entire offering circular and carefully consider, among other things, the matters set forth in the section captioned “Risk Factors.” You are encouraged to seek the advice of your attorney, tax consultant, and business advisor with respect to the legal, tax, and business aspects of an investment in our TalentShares. All references in this offering circular to “$” or “dollars” are to United States dollars.

The Company

Overview

Exceed Talent Capital Holdings LLC is a series limited liability company formed on July 14, 2022 pursuant to Section 18-215 of the Delaware Limited Liability Company Act, or the LLC Act.

As a series limited liability company, title to our underlying assets will be held by, or for the benefit of, the applicable series. We intend that each series will own underlying assets, which will be Talent Related Asset Assignment Agreements (each, a “TRAAA”) that provide the series with the TRA – i.e. right to revenue produced from the exploitation of, and certain distribution and promotional rights to, the various related intellectual property (IP) and activities of the particular talent(s) subject to the TRAAA. The talent’s revenue streams that the TRAAA would have rights to collect may include revenue generated from streaming, downloads, physical sales of products and/or merchandise, usage of the talent’s work by movies, television and advertisements; live performances and touring by the talent; and/or other related sources of income or value accretion.

We intend to acquire TRAAAs ranging in price anywhere from $4,000 to $1,000,000. Some TRAAAs may also be below or above this range.

Our goal is to allow the fans of these talents to financially participate in the success of their idols through the purchase of TalentShares. Through the exploitation of various related IP and activities of these talents, shareholders will be able to benefit from the Talent’s success.

Our Managing Member will receive a Sourcing Fee and Management Fee for its services to our Company and our series, as described elsewhere in this offering circular.

Operations of the Company

Once a series of the Company has been assigned the TRA under a TRAAA, our Company will work with the artists, record labels and distributors to help promote, distribute, and monetize the creative works related to those TRAs. The Company will undertake these efforts through its relationship with the Exceed Platform, coordination between the series and the talent for distribution and promotion of the talent’s work, administration of the generated royalty revenue, as well as oversight of compliance with the terms of the TRAAAs among the parties to the agreement in order to contribute to the success of each work.

Members of our Company

An investor who has purchased TalentShares in one of our series in this offering will become an “Investor Member” of our Company (as defined in our limited liability company agreement filed as Exhibit 2.2, or our “operating agreement”). No Investor Member, in its capacity as such, will participate in the operation or management of the business of our Company or any series, nor transact any business in our Company or any series.

Manager of our Company

Our Managing Member, Exceed Talent Capital LLC, has the full power and authority to do all things necessary or appropriate to conduct the business of our Company and each series, without the consent of our Investor Members. Exceed Talent Capital LLC is the Managing Member of our Company and each series of our Company.

As the Managing Member, Exceed Talent Capital LLC is responsible for identifying the assets to be purchased by a series from the offering of that series’ TalentShares, as well as for the utilization and management of the rights acquired by a series pursuant to that series’ TRAAA. The Managing Member will also be the investor liaison to our Company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, handle distributions to investors, and oversee our shareholder records.

1

Manager of our Series

Each series has appointed the Managing Member to manage the underlying asset or assets related to such series. The Managing Member has sole authority and complete discretion over the utilization, custody, maintenance and management of the underlying assets of each series and to take any action that it deems necessary or desirable in connection therewith.

The Managing Member has broad asset management and operational powers over the series. In these capacities, the Managing Member will (among other things):

•	Serve as the investment and financial manager with respect to underwriting, financing, originating, servicing, investing in, redeveloping and monetizing the series assets;

•	Manage and perform the various administrative functions necessary for the day-to-day operations of the series and management of the series assets;

•	Provide or arrange for administrative services, legal services, office space and other overhead items necessary for and incidental to acquisition, management and disposition (if applicable) of series assets;

•	Maintain reporting, record keeping, internal controls and similar matters with respect to the series assets in a manner to allow our Company to comply with applicable law, including the requirements of under Section 18-215 of the LLC Act;

•	Monitor and evaluate the performance of the investments, provide daily management services and perform and supervise the various management and operational functions related to the series assets;

•	Formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement and marketing of investments on an overall portfolio basis;

•	Determine distribution policies for each series and authorize distributions to holders of TalentShares from time to time; and

•	Manage communications with investors in our series.

Advisory Board

Our Managing Member may establish an advisory board comprised of experts to provide guidance and strategic advice to our Company, or a particular series of our Company. The advisory board may provide assistance in identifying, acquiring, and managing series assets, or advising on other general business matters of the Company. See “The Company’s Business” for more information on the functions of our Company’s advisory board.

2

Organizational Chart

Distributions

All revenue earned by a series is expected to be generated pursuant to that series’ TRAAA. As such, the performance of each series will be determined by the success of that series’ TRAAA in earning revenues (which will be determined largely by the success of the talent’s works related to that TRAAA in generating revenue). As revenues (from royalties or otherwise) are earned by a series pursuant to a TRAAA, our Managing Member will place all those revenues in a designated bank account for that series.

Under our operating agreement, distributions of that revenue can only be paid out when there is a determination by our Managing Member regarding the value of the “Free Cash Flow” of the series. Free Cash Flow of a series consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses and less any capital expenditures related to the underlying assets related to such series and/or any non-operating income resulting from a monetization event (i.e. the sale of series assets).

To the extent there is Free Cash Flow for a series, our Managing Member intends to declare and pay distributions to the holders of TalentShares of that series on a pro-rata basis of such Free Cash Flow after (a) payment of accrued Management Fees, (b) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations, including any accrued interest as there may be, and (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses.

Our Managing Member has sole discretion in determining the timing and amount of distributions of Free Cash Flow, if any, made to holders of each series’ TalentShares except as otherwise limited by law or the operating agreement. To the extent there is Free Cash Flow available, the Managing Member intends to make distributions to holders of TalentShares on a quarterly basis.

See “Securities Being Offered – Distribution Rights” for further details on distributions to holders of our series’ TalentShares.

3

The Offerings

Securities being offered:

We are offering the number of TalentShares of series of our Company at a price per TalentShare set forth in the “Series Offering Table” section above.

The series of TalentShares being sold in this offering will be non-voting except with respect to certain matters set forth in our limited liability company operating agreement, dated December 7, 2022 as amended from time to time, or the “operating agreement”. The purchase of TalentShares of a particular series is an investment only in that series of our Company and not an investment in our Company as a whole. The rights of the TalentShares are described more fully in the “Securities Being Offered” section of this offering circular.

We are offering the minimum and maximum number of TalentShares of each series at a price per TalentShare set forth in the “Series Offering Table” section above. Each series is intended to be a separate series of our Company for purposes of assets and liabilities. The purchase of TalentShares of a particular series is an investment only in that series of our Company and not an investment in our Company as a whole.

Minimum Subscription and Price per TalentShare:	The minimum subscription amount for investors will vary by series. The per TalentShare price will also vary by series.

Broker:	We have entered into an agreement with the Dalmore Group, LLC (the “Broker”), which is acting as our executing broker in connection with each offering. The Broker is a broker-dealer which is registered with the Commission and will be registered in each state where each offering will be made prior to the launch of such offering and with such other regulators as may be required to execute the sale transactions and provide related services in connection with each offering. The Broker is a member of Financial Industry Regulatory Authority, Inc., or FINRA, and the Securities Investor Protection Corporation, or SIPC.

Restrictions on investment:

Each investor must be a “qualified purchaser.” See “Plan of Distribution and Selling Securityholders—Investor Suitability Standards” for further details. Our Managing Member may, in its sole discretion, decline to admit any prospective investor, or accept only a portion of such investor’s subscription, regardless of whether such person is a “qualified purchaser.” Furthermore, our Managing Member anticipates only accepting subscriptions from prospective investors located in states where the Broker is registered.

Generally, no sale may be made to you in any offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Escrow account:

The subscription funds advanced by prospective investors as part of the subscription process will be held in a non-interest bearing escrow account with North Capital Private Securities Corporation, the “Escrow Agent”, and will not be commingled with the operating account of any series of TalentShares until, if and when there is a closing with respect to that investor group.

When the Escrow Agent has received instructions from our Managing Member that an offering will close and the investor’s subscription is to be accepted (either in whole or part), then the Escrow Agent shall disburse such investor’s subscription proceeds in its possession to the account of the particular series of TalentShares.

If any offering is terminated without a closing, or if a prospective investor’s subscription is not accepted or is cut back due to oversubscription or otherwise, such amounts placed into escrow by prospective investors will be returned promptly to them without interest. Any costs and expenses associated with a terminated offering will be borne by our Managing Member.

4

Offering period:	There will be a separate closing with respect to each offering. The closing of an offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of TalentShares offered for a series have been accepted; or (ii) a date determined by our Managing Member in its sole discretion, provided that subscriptions for the minimum (if applicable) number of TalentShares offered for a series have been accepted. If a closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our Managing Member in its sole discretion, or (ii) any date on which our Managing Member elects to terminate the offering for a particular series of TalentShares in its sole discretion. No securities are being offered by existing securityholders.

Use of proceeds:	See the “Use of Proceeds” section of this offering circular for our estimated uses of proceeds from the offerings of our series.

Risk factors:	Investing in our TalentShares involves risks. See the section entitled “Risk Factors” in this offering circular and other information included in this offering circular for a discussion of factors you should carefully consider before deciding to invest in our TalentShares.

5

RISK FACTORS

The TalentShares offered hereby are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. There can be no assurance that our investment objectives will be achieved or that a secondary market would ever develop for our TalentShares, whether on the PPEX, or otherwise. The risks described in this section should not be considered an exhaustive list of the risks that prospective investors should consider before investing in our TalentShares. Prospective investors should obtain their own legal and tax advice prior to making an investment in our TalentShares and should be aware that an investment in our TalentShares may be exposed to other risks of an exceptional nature from time to time. The following considerations are among those that should be carefully evaluated before making an investment in our TalentShares.

Risks Related to our Company Generally

An investment in an offering of our series constitutes only an investment in that series and not in our Company or the underlying assets of the series.

A purchase of TalentShares of a series does not constitute an investment in either our Company or the underlying assets of the series directly. This results in limited voting rights of the investor, which are solely related to the series. Investors will have voting rights only with respect to certain matters, primarily relating to amendments to the operating agreement that would adversely change the rights of the TalentShare holders and removal of our Managing Member for “cause.” The Managing Member thus retains significant control over the management of our Company and its underlying assets. Furthermore, because the TalentShares do not constitute an investment in our Company as a whole, holders of a particular series’ TalentShares will not receive any economic benefit from, or be subject to the liabilities of, the assets of any other series of our Company. In addition, the economic interest of a holder of TalentShares of a series will not be identical to owning a direct undivided interest in the underlying assets because, among other things, the series will be required to pay, among other things, certain operating costs and corporate taxes before distributions are made to the holders, and the Managing Member will receive a fee in respect of its management of the underlying assets.

We are a brand-new Company with limited operating history, which may make it difficult for investors to evaluate our business model and to assess our future viability.

We are a newly formed limited liability company with limited operating history upon which an evaluation of our past performance and future prospects of a series. Our operations to date have primarily been limited to organizing our Company, identifying our Managing Member, and engaging in activities related to this offering. The Managing Member has entered into agreements with certain talent to obtain certain royalty and other rights to their work, which the Managing Member has assigned to the series of our Company pursuant to a TRAAA. Neither the Company nor its series have generated revenues to date. No guarantee can be given that our Company or a series will achieve its investment objectives, that the value of the underlying assets of our series will increase, or that such underlying assets will be successfully monetized.

Our audited financial statement included a statement that there is a substantial doubt about our ability to continue as a going concern.

Our audited financial statement as of July 14, 2022 (our inception) was prepared on the assumption that we would continue as a going concern and did not include any adjustments that might result from the outcome of this uncertainty. Additionally, our unaudited financial statements for the period from July 14, 2022 to July 31, 2022 also were prepared on the assumption that we would continue as a going concern. Continuation as a going concern is dependent upon the ability of our Company to obtain the necessary financing to meet obligations and pay its liabilities arising from normal business operations when they come due and ultimately upon its ability to achieve profitable operations. We cannot assure you that we will be able to obtain financing sufficient to meet our liabilities as they come do and our business may not survive.

Our series will seek to raise proceeds in excess of the value of the underlying assets.

The size of a series’ offering will exceed the value of the underlying assets of that series as of the date of such offering (as the series will be seeking to raise proceeds in excess of the purchase price of the underlying assets to pay fees, costs and expenses incurred in making the offering and acquiring the underlying assets, compensation to the Managing Member, as well as for future operating budgets). As such, investors should be aware that their investment will not only go towards paying for the acquisition of the underlying asset by the series. Additionally, while it is not expected that our series will seek to sell their underlying assets, if the underlying assets had to be sold and there had not been substantial appreciation of the underlying assets prior to such sale, there may not be sufficient proceeds from the sale of the underlying assets to repay investors the amount of their initial investment (after first paying off any liabilities on the underlying assets at the time of the sale including, but not limited to, any outstanding Operating Expenses Reimbursement Obligation) or any additional profits in excess of this amount.

6

Operating Expenses that are incurred after each closing will reduce potential distributions, if any, and the potential return on investment resulting from the appreciation of the underlying assets, if any.

Operating Expenses incurred post-closing will be the responsibility of the applicable series. For our various series, the Operating Expenses may include expenses related to management of a series’ asset, including taxes, marketing and utilization of the underlying assets of a series. If the Operating Expenses exceed the amount of revenues generated from the underlying assets related to such series, our Managing Member may (a) pay such Operating Expenses and not seek reimbursement, (b) loan the amount of the Operating Expenses to the series, on which our Managing Member may impose a reasonable rate of interest, and be entitled to reimbursement, and/or (c) cause additional TalentShares of such series to be issued in order to cover such additional amounts.

If there is a reimbursement obligation to the Managing Member, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors, or could cause delays in distributions to investors.

The success of any series depends in large part upon the Managing Member and its ability to execute our business plan.

The successful operation of our series is in part dependent on the ability of the Managing Member to effectively manage the underlying assets of each of our series. Currently, Exceed Talent Capital LLC serves as the Managing Member of each of the series of our Company. Exceed Talent Capital LLC has been in existence since October 21, 2022 and has no significant operating history within the entertainment sector that would evidence an ability to manage the underlying assets of each series. If the Managing Member cannot effectively manage the underlying assets of our series, investors may not receive the expected returns on their investment. Our Managing Member also may face challenges in adjusting to management requirements associated with the size of investment we are seeking in this offering. If the Managing Member cannot effectively scale-up its operations to assist with these increased needs, our business, and therefore your investment, may suffer.

Our Managing Member may sell its TalentShares post-closing which may result in a reduction in value of your TalentShares if there are too many series TalentShares available and not enough demand for those TalentShares.

Our Managing Member will retain 5% of each series’ TalentShares as a Sourcing Fee. Our Managing Member has no present intention to sell its TalentShares, and any future sales would be based upon our potential need for capital, market prices of the TalentShares at the time of a proposed sale and other factors that a reasonable investor might consider in connection with the sale of securities similar to our TalentShares. There is a risk that a sale by our Managing Member may result in too many TalentShares being available for resale and the price of the relevant series’ TalentShares decreasing as supply outweighs demand.

Our Managing Member is dependent on the knowledge and experience of certain individuals, and there is no guarantee that those individuals will succeed in their role, nor that they will continue to be associated with the Managing Member.

The success of our Company (and therefore, each series) will be highly dependent on the expertise and performance of our Managing Member and its team, expert networks and other investment professionals. There can be no assurance that these individuals will continue to be associated with our Managing Member. The loss of the services of one or more of these individuals could have a material adverse effect on the Managing Member’s ongoing management and support of the investment of the holders of the series’ TalentShares.

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Each series of our Company is expected to invest only in its TRAAA; therefore, your investment will not be diversified and will appreciate or depreciate based on the value of the TRAAA regardless of market conditions, and other series’ performance.

It is not anticipated that any series would own any assets other than its TRAAA - plus potential cash reserves for management and utilization expenses pertaining to the TRAAA and amounts earned by the related series from the monetization of the TRAAA, if any. Investors looking for diversification will have to create their own diversified portfolio by investing in other opportunities in addition to the TalentShares offered hereby.

A series may never realize sufficient income or capital appreciation to make distributions to investors in TalentShares.

While our goal is to for our series to generate sufficient income to enable our series to pay investors regular distributions, there can be no assurances that we will ever pay any distributions to investors in our series. Our operating agreement further provides that each series will pay the Managing Member a Management Fee which will reduce funds available to pay distributions to investors.

Our Managing Member, in its sole discretion, will ultimately determine what distributions, if any, will be made to holders of each series of our TalentShares.

Our Managing Member in its sole discretion ultimately determine when and what distributions, if any will be made to holders of each series of our TalentShares. For instance, the Company may be required to create such reserves as our Managing Member deems necessary from time to time to meet future Operating Expenses, anticipated costs and liabilities of that series. That decision is ultimately reviewed by our Managing Member (consisting of our Managing Member) with no independent review or input from our investors. For clarity, investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. Moreover, if reserves are created, the Free Cash Flow otherwise available for distribution to holders of securities of that series will be reduced.

Operating expenses will be the responsibility of the applicable series. However, if the Operating Expenses of the series exceed the amount of revenues generated from the underlying assets related to such series, the Managing Member may issue additional TalentShares in such series; pay such excess Operating Expenses and not seek reimbursement; and/or enter into an agreement pursuant to which the Managing Member loans to the series an amount equal to the remaining excess Operating Expenses, on which the Managing Member may impose a reasonable rate of interest, and be entitled to reimbursement.

In the case of reimbursement, this reimbursable amount between related parties would be taken out of the Free Cash Flow generated by the series and could reduce the amount of any future distributions payable to investors of that series.

Our success is dependent, in part, upon our ability to successfully conduct this offering through the Exceed Platform, which makes an investment in us more speculative.

We will continue to conduct this offering primarily through the Exceed Platform, which is owned by Exceed Talent Capital Ltd. No investment opportunities have been offered through the Exceed Platform prior to this offering. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell our series TalentShares to investors through the Exceed Platform. If we are not successful in selling our series TalentShares through the Exceed Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

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We currently are not generating sufficient revenue to carry out our planned business operations. We expect our operations to continue to consume substantial amounts of cash.

We expect that, until our series enter into a sufficient amount of TRAAAs, we will not be generating sufficient revenue to carry out our planned operations. In order to generate sufficient revenues to carry out our plan of operations and cover our expenses, including the expenses of this Offering, we believe our series will need to continue enter into TRAAAs until a sufficient scale is reached. Further, the TRAAAs may provide royalty rights to works of talent that are still in development (such as an incomplete music album from an artist) and therefore may not be generating sales when our series enters into the TRAAA, or even by the time an investor purchases TalentShares in one of our series. If a lack of available capital means that we are unable to expand our operations or otherwise take advantage of business opportunities, our business, financial condition and results of operations could be adversely affected.

We expect that, in order to maintain and grow our operations, we will need to promote multiple TalentShare offerings. There can be no assurance that we will be able to promote enough offerings to sustain our business model.

Although our Managing Member already has a pipeline of TRAs to seed our Company with offerings, we will need to have a continuous pipeline of offerings that allow us to achieve certain economies of scale in regard to marketing, distribution and other functions. However, we may fail to have enough pipeline of offerings to support our business model and we may fail to achieve economies of scale. There can be no assurance that we will be able to have a sufficient number of successful offerings to achieve revenues that exceed our costs and margins that justify our continued operations.

There are other businesses that have pursued a strategy or investment objective similar to ours, which may make it difficult for our Company and TalentShares to gain market acceptance.

There are other companies that are contracting with various music artists and other talent with the goal of offering investors a chance to participate in the financial success of the works of those artists. Our Company and our TalentShares may not gain market acceptance from potential investors, potential asset sellers or service providers within the entertainment industry. This could result in an inability of our Managing Member to effectively secure economic rights to the works of talents, which ultimately would limit the number of investments that may be offered to potential investors in our series. We are substantially reliant on our Managing Member to acquire the rights to works of artists assigned under each TRAAA, and our Managing Member’s inability to secure such assets could have a material negative impact on our financial condition.

Potential breach of the security measures of the Exceed Platform could have a material adverse effect on our Company, each series of our TalentShares and the value of your investment.

We intend to host our offerings on the Exceed Platform. As on online platform, it is potentially vulnerable to cyber-attacks, computer viruses, physical or electronic break-ins or similar disruptions. The Exceed Platform processes certain confidential information about investors. The security measures of the Exceed Platform could be breached. Any accidental or willful security breaches or other unauthorized access to the Exceed Platform could cause confidential information to be stolen and used for criminal purposes or have other harmful effects. Security breaches or unauthorized access to confidential information could lead to negative publicity, or loss of investor confidence in us, despite the fact that cybersecurity on the Exceed Platform is out of our control.

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We may encounter limitations on the effectiveness of our internal controls and a failure of our internal controls to prevent error or fraud may harm our business and holders of TalentShares.

Because we operate with minimal employees, we may encounter limitations on the effectiveness of our internal controls over financial reporting, public disclosures and other matters. For example, as a result of our staffing, our processing of financial information may suffer from a lack of segregation of duties, such that journal entries and account reconciliations are not reviewed by someone other than the preparer. If we encounter limitations on the effectiveness of our internal controls and are unable to remediate them, we may not be able to report our financial results accurately, prevent fraud or file our periodic reports as a Regulation A reporting Company in an accurate, complete and timely manner. This could harm our business and holders of TalentShares.

If our series limited liability structure is not respected, then investors may have to share in any liabilities of our company with all investors and not just those who hold the same series of TalentShares as them.

Our company is structured as a Delaware series limited liability company that issues different series of TalentShares for each series. Each series will not a separate legal entity. Under the LLC Act, if certain conditions (as set forth in Section 18-215(b) of the LLC Act) are met, the liability of investors holding one series of TalentShares is segregated from the liability of investors holding another series of TalentShares and the assets of one series of TalentShares are not available to satisfy the liabilities of other series of TalentShares. Although this limitation of liability is recognized by the courts of Delaware, there is no guarantee that if challenged in the courts of another U.S. state or a foreign jurisdiction, such courts will uphold a similar interpretation of Delaware corporation law, and in the past certain jurisdictions have not honored such interpretation. If our series limited liability company structure is not respected, then investors may have to share any liabilities of our company with all investors and not just those who hold the same series of TalentShares as them. Furthermore, while we intend to maintain separate and distinct records for each series and account for them separately and otherwise meet the requirements of the LLC Act, it is possible a court could conclude that the methods used did not satisfy Section 18-215(b) of the LLC Act and thus potentially expose the assets of a series to the liabilities of another series. The consequence of this is that investors may have to bear higher than anticipated expenses which would adversely affect the value of their TalentShares or the likelihood of any distributions being made by the series to the investors. In addition, we are not aware of any court case that has tested the limitations on inter-series liability provided by Section 18-215(b) in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series of TalentShares should be applied to meet the liabilities of the other series of TalentShares or the liabilities of our company generally where the assets of such other series of TalentShares or of our company generally are insufficient to meet our liabilities.

If any fees, costs and expenses of our company are not allocable to a specific series, they will be borne proportionately across all of the series of our Company. Although our Managing Member will allocate fees, costs and expenses acting reasonably and in accordance with its allocation policy (see “The Company’s Business—Allocations of Expenses”), there may be situations where it is difficult to allocate fees, costs and expenses to a specific series and therefore, there is a risk that a series may bear a proportion of the fees, costs and expenses for a service or product for which another series received a disproportionately high benefit.

Risks Related to Assets of our Series

Our Managing Member will enter into an agreement with rightsholders to acquire royalty and certain other rights to certain talent’s works, which our Managing Member will assign to our series pursuant to a TRAAA. In the event of breach by the initial rights holder, our options for recourse may be limited.

Our series will only be an assignee of the rights acquired by our Managing Member, which will have been acquired pursuant to a separate agreement with the owner of those rights (i.e. the talent, or a party that owns rights to the talent’s work). It is possible that owner of those rights will breach their agreement with our Managing Member, which could result in our Managing Member, and ultimately our series, being unable to collect the royalty revenues owed to it. For example, if the rightsowner falsely represented they owned those rights, when in fact they did not – our Managing Member will likely not be able to collect royalty revenues from that party, and therefore, our series will not be able to collect any revenues from the Managing Member pursuant to the TRAAA, and will not be able to make distributions to holders of the series’ TalentShares. We intend to enforce all contractual obligations to the extent we deem necessary and in the best interests of our Company and holders of TalentShares, and in such a scenario, would attempt to recover the purchase price paid to the original owner for the revenue rights to repay investors – but it’s possible we would not be able to recover all or any of the amounts paid. In such an event, it is possible that TalentShare holders in that series would lose their entire investment.

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The owners and/or creators of the works that underly our TRAAAs may not meet their performance obligations.

Where a TRAAA assigns to a series a TRA relating to a future release of creative work, such future release may not occur. This may be due to unforeseen circumstances with the associated talent’s distributor, record label, management, general market or sector conditions, or due to the performing talent themselves due to injury, incapacity or other failure to meet their performance obligations. In such an event, potential revenues under the TRAAA may be lower than expected, or non-existent, which could harm the value of your investment in one of our series. While attempts would be made to recover from the party the rights were originally purchased from in the case of a breach of their obligations under that agreement, there is no guarantee any funds would be recovered.

The Company and its series are reliant on the efforts of the Managing Member to secure favorable terms on the rights to works of talent to be assigned to the Company’s series through TRAAAs.

The series of our Company are reliant on the Managing Member to source TRAs, which will in turn be assigned to series of the Company through a TRAAA. As such, the quality of the rights underlying the TRAAA our series acquire is dependent on the Managing Member’s ability to secure favorable terms for those rights when negotiating with the owners of those works. If our Managing Member is unable to successfully obtain TRAs on favorable terms, it may harm the value of your investment in our TalentShares. For example, it is possible that the Managing Member may overpay for a TRA. In such an event, investors in the series that acquires that TRA through the TRAAA would also overpay, and therefore may never see a return on their investment. Investors should be aware that they will be entirely reliant on the Managing Member for selection of TRAs that will be assigned to the series via the TRAAA, as well as securing those TRAs on favorable terms.

Our series will rely on the Managing Member for collection of revenues earned under a TRAAA.

The rights under a TRAAA agreement are assigned from the Managing Member to the series. Our Managing Member will retain the responsibility to collect any revenues generated from the utilization of the work for the benefit of the series. Any failure on the Managing Member to properly collect all amounts owed to the series under the TRAAA may have a negative effect on the series income available for distribution, which could reduce potential distributions to you as a TalentShareholder of that series.

Investors in our series will be reliant on the ability of the Managing Member to effectively utilize the rights acquired by our series.

Pursuant to the TRAAAs, our series will acquire certain distribution and promotional rights related to works of talent. For example, our series will generally have the right to determine the release date of a song recording subject to the TRAAA, determination of the distributor for the works, and will also have the right to create and use promotional materials using the talent’s name and likeness. Under the terms of our Operating Agreement, our Managing Member is authorized to manage these rights granted to each series. Investors in our series will have no ability to influence the Managing Member’s decisions with respect to these rights. If the Managing Member is ineffective at utilizing these rights to enhance the success of the underlying talent’s works, it could negatively impact the earnings of those works, and the value of your investment in our series may be harmed.

Income generated by music royalty rights may be reduced if the recorded music industry fails to grow or streaming revenue fails to grow at a sufficient rate to offset download and physical sales declines.

Legal digital music has rapidly grown since 2003, and revenue from music downloads and streaming services have emerged, with streaming revenue experiencing multi-year growth and currently accounting for over 65% of the overall revenue in the recorded music business. According to the International Federation of the Phonographic Industry (“IFPI”), Global recorded music revenue increased from $15.0 billion in 2011 to $25.9 billion in 2021, a 72.7% increase. Accounting for this level of growth has been the increase of streaming revenue from $0.6 billion in 2011 to $16.9 billion in 2021, which is a 2.7-fold increase. While digital downloads of recorded music accounted for only 4.2% of global recorded music revenue in 2021, streaming accounted for 65.3% of global recorded music revenues.

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There can be no assurances that this growth pattern will persist or that digital revenue will grow at a rate sufficient to offset declines in physical sales, or that changes in streaming models will not negatively impact income generated from our music royalty rights. A declining recorded music industry is likely to lead to reduced levels of revenue and operating income generated by the recorded music business. There are also a variety of factors that could cause the prices in the recorded music industry to be reduced. They are, among others, consumption during a global pandemic and fear for economic downturns, price competition from the sale of motion pictures and videogames in physical and digital formats, the negotiating leverage of mass merchandisers, big-box retailers and distributors of digital music, the increased costs of doing business with mass merchandisers and big-box retailers as a result of complying with operating procedures that are unique to their needs and any associated changes.

Changes in technology may affect our ability to receive payments from music royalty rights.

The recorded music business is dependent in part on technological developments, including access to and selection and viability of new technologies, and is subject to potential pressure from competitors as a result of their technological developments. For example, the recorded music business may be further adversely affected by technological developments that facilitate the piracy of music, such as Internet peer-to-peer filesharing activity, by an inability to enforce intellectual property rights in digital environments, and by a failure to develop successful business models applicable to a digital environment. The recorded music business also faces competition from other forms of entertainment and leisure activities, such as cable and satellite television, motion pictures, and videogames, whether in physical or digital formats. The new digital business, including the impact of ad-supported music services, some of which may be able to avail themselves of “safe harbor” defenses against copyright infringement actions under copyright laws, may also limit the recorded music industry’s ability to receive income from music royalty rights. Due to such “safe harbor” defenses, revenue from ad-supported music services may not fully reflect increases in consumption of recorded music. In addition, the recorded music industry is currently dependent on a small number of leading digital music services, which allows such services to significantly influence the prices that can be charged in connection with the distribution of digital music. It is possible that the share of music sales by a small number of leading mass-market retailers, as well as online retailers and digital music services, will continue to grow, which could further increase their negotiating leverage and put pressure on prices, ultimately decreasing the income we will receive from music royalty rights.

Failure to obtain, maintain, protect and enforce the intellectual property revenue rights underlying the TRAAAs could substantially harm our business, operating results and financial condition.

The success of our Company depends on our series’ (and our Managing Member’s) ability to obtain, maintain, protect and enforce our rights under each TRAAA. The measures that we take to obtain, maintain, protect and enforce our rights, including, if necessary, litigation or proceedings before governmental authorities and administrative bodies, may be ineffective, expensive and time-consuming and, despite such measures, we may not be able to enforce royalty collection on our TRAAAs. Additionally, changes in law may be implemented, or changes in interpretation of such laws may occur, that may affect our ability to obtain, maintain, protect or enforce rights to our TRAAAs. Moreover, with music royalty rights, it is possible that despite our due diligence efforts there could be successful challenges by third parties to the ownership of a particular copyright or royalty stream or, if acquired as a group of assets, the entire group in which case the value of the asset(s) might be significantly less valuable, or have no value. Failure to obtain, maintain, protect or enforce our rights could harm our brand or brand recognition and adversely affect our business, financial condition and results of operation.

Digital piracy may lead to decreased sales in the recorded music industry and affect our ability to receive income from music royalty rights.

The combined effect of the decreasing cost of electronic and computer equipment and related technology such as the conversion of music into digital formats have made it easier for consumers to obtain and create unauthorized copies of music recordings in the form of, for example, MP3 files. For example, based on a global study conducted by IFPI in April 2018, more than one-third of music consumers pirated music, and that approximately 32% of the music privacy took place via stream-ripping. Such piracy will have a negative effect on revenues attributable to music royalty rights we acquire. In addition, while growth of music-enabled mobile consumers offers new opportunities for growth in the music industry, it also opens the market up to risks from behaviors such as “sideloading” and mobile app-based downloading of unauthorized content. As the business shifts to streaming music or access models, piracy in these models is increasing. For example, the practice of “stream-ripping,” where websites or software programs enable end-users to obtain an unauthorized copy of the audio file associated with a music video, is a growing practice among young people and in parts of the world with high mobile data costs. The impact of digital piracy on legitimate music sales and subscriptions is hard to quantify but we believe that illegal filesharing and other forms of unauthorized activity has a substantial negative impact on music sales and on the royalty income that we may receive, including royalties derived from music royalty rights. The music industry is working to control this problem in a variety of ways including by litigation, by lobbying governments for new, stronger copyright protection laws and more stringent enforcement of current laws, through graduated response programs achieved through cooperation with Internet service providers and legislation being advanced or considered in many countries, through technological measures and by enabling legitimate new media business models. However, we do not know whether such measures will be effective, and if such measures are not effective, our royalty income derived from our music royalty rights may decrease.

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Sellers of the TRAs do not owe any fiduciary duties to us or our investors, and they have no obligation to enhance the value of the TRAs or disclose information to our investors.

The talents with whom we enter music royalty rights have no obligation to enhance the value of the underlying work our series may acquire pursuant to TRAAAs. For example, the recording artist may decide to retire which may have the effect of decreasing future royalty income on the music. Furthermore, neither the recording artist nor any other rights holder owe any fiduciary duties to us or our investors. Our investors will have no recourse directly against the recording artist or any other rights holder, either under the agreement to purchase the music royalty rights or under state or federal securities laws.

Risks Related to the Offerings and Ownership of our TalentShares

There is currently no public trading market for our TalentShares; there can be no assurance that any trading market will develop. While it intends to seek a quotation on PPEX for the TalentShares, there can be no guarantee as to the volume or pricing with respect to any secondary trading that might develop, Liquidity may be limited in comparison to the liquidity of other companies with securities listed on the PPEX.

There is currently no public market for the Company’s TalentShares and we have no plans to list the Company’s TalentShares on a national stock exchange. We plan to seek a quotation for the series’ TalentShares on PPEX. Even assuming our application for quotation is accepted, there can be no assurance as to the volume or level of any trading that will develop. The PPEX does not employ market makers to provide liquidity, unlike national securities exchanges. You may not sell the Company’s TalentShares unless the buyer meets the applicable suitability and minimum purchase standards. Therefore, it may be difficult for you to sell TalentShares at the time you wish to do so, if you are able to sell them at all. If you are able to sell your TalentShares, you may have to sell them at a substantial discount to their public offering price. Because of the illiquid nature of our TalentShares, you should purchase the TalentShares only as a long-term investment and be prepared to hold them for an indefinite period of time.

If a market ever develops for our TalentShares, the market price and trading volume may be volatile.

If a market develops for our TalentShares, the market price of our TalentShares could fluctuate significantly for many reasons, including reasons unrelated to our performance, such as reports by industry analysts, investor perceptions, or announcements by our competitors regarding their own performance, as well as general economic and industry conditions. For example, to the extent that other companies, whether large or small, within our industry experience declines in their share price, the value of our TalentShares may decline as well.

In addition, fluctuations in operating results of a particular series’ TalentShares or the failure of operating results to meet the expectations of investors may negatively impact the price of our securities. Operating results may fluctuate in the future due to a variety of factors that could negatively affect revenues or expenses in any particular reporting period, including vulnerability of our business to a general economic downturn; changes in the laws that affect our operations; competition; compensation related expenses; application of accounting standards; seasonality; and our ability to obtain and maintain all necessary government certifications or licenses to conduct our business.

In addition, the price you pay for the TalentShares in this offering may be more or less than shareholders who acquire their TalentShares in the future, such as via PPEX. There is no guarantee that the value of TalentShares you purchase in this offering will increase in the future, should you seek to sell your TalentShares.

There may be state law restrictions on an investor’s ability to sell its TalentShares making it difficult to transfer, sell or otherwise dispose of our TalentShares.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether the TalentShares being offered under this offering circular will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our TalentShares. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our TalentShares. Investors should consider the resale market for our TalentShares to be limited. Investors may be unable to resell their TalentShares, or they may be unable to resell them without the significant expense of state registration or qualification.

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If we were deemed an “investment company” under the Investment Company Act, applicable restrictions could make it impractical for us to conduct our business as an operating company and could have a material adverse effect on our business.

It is our belief that the TRAAAs our series enter, including the underlying TRAs that our series acquire pursuant to those TRAAAs, are not “investment securities” within the meaning of Section 3(a)(2) of the Investment Company Act of 1940 (the “Investment Company Act”), due to our series ability, and intention, to actively utilize the rights comprising the TRA to positively impact the success and revenue generation of the talent’s work(s) related to those rights owned by the series. However, it is possible that the TRAAAs and/or underlying TRAs would be deemed to be investment securities, which could cause us to be deemed to be an “investment company” under the Investment Company Act if the value of such investment securities exceeds certain defined thresholds.

If we are deemed an investment company and not entitled to an exception or exemption from registration under the Investment Company Act, we would have to register as an investment company, modify our asset profile or otherwise change our business so that it falls outside the definition of an investment company under the Investment Company Act. Registering as an investment company pursuant to the Investment Company Act could, among other things, materially limit our ability to borrow funds or engage in other transactions and otherwise would subject us to substantial and costly regulation. Failure to register, if required, would significantly impair our ability to continue to engage in our business and would have a material adverse impact on our business and operations.

Risks Related to Potential Conflicts of Interest

Our operating agreement contains provisions that reduce or eliminate duties (including fiduciary duties) of our Managing Member.

Our operating agreement provides that each of our Managing Member, in exercising its rights in its capacity as Managing Member, as applicable, will be entitled to consider only such TalentShares and factors as it desires, including its own TalentShares, and will have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting us or any of our investors and will not be subject to any different standards imposed by our operating agreement, the Limited Liability Company Act (the “LLC Act”) or under any other law, rule or regulation or in equity. These modifications of fiduciary duties are expressly permitted by Delaware law.

Conflicts may arise from allocations of income and expenses as between series.

There may be situations when it is challenging or impossible to accurately allocate income, costs and expenses to a specific series and certain series may get a disproportionate percentage of the cost or income, as applicable. In such circumstances, including how it may impact our Management Fee, our Managing Member would be conflicted from acting in the best interest of our Company as a whole. While we presently intend to allocate expenses as described in “The Company’s Business—Allocations of Expenses,” our Managing Member has the right to change this allocation policy at any time without further notice to investors.

There may be conflicting interests among our Managing Member and investors.

Our Managing Member has the ability to unilaterally amend the operating agreement and allocation policy. As our Managing Member is party, or subject, to these documents, it may be incentivized to amend them in a manner that is beneficial to it as the Managing Member of our Company or a series or may amend it in a way that is not beneficial for all investors. In addition, the operating agreement seeks to limit the fiduciary duties that our Managing Member owes to investors in our Company and its series. Therefore, our Managing Member is permitted to act in its own best interests rather than the best interests of the investors. See “The Company’s Business” for more information.

Using a credit card to purchase TalentShares may impact the return on your investment as well as subject you to other risks inherent in this form of payment.

Investors in this offering have the option of paying for their investment with a credit card, which is not usual in the traditional investment markets. Transaction fees charged by your credit card company (which can reach 5% of transaction value if considered a cash advance) and interest charged on unpaid card balances (which can reach almost 25% in some states) add to the effective purchase price of the TalentShares you buy. See “Plan of Distribution and Selling Securityholders.” The cost of using a credit card may also increase if you do not make the minimum monthly card payments and incur late fees. Using a credit card is a relatively new form of payment for securities and will subject you to other risks inherent in this form of payment, including that, if you fail to make credit card payments (e.g. minimum monthly payments), you risk damaging your credit score and payment by credit card may be more susceptible to abuse than other forms of payment. Moreover, where a third-party payment processor is used, as in this offering, your recovery options in the case of disputes may be limited. The increased costs due to transaction fees and interest may reduce the return on your investment.

The SEC’s Office of Investor Education and Advocacy issued an Investor Alert dated February 14, 2018 entitled: Credit Cards and Investments – A Risky Combination, which explains these and other risks you may want to consider before using a credit card to pay for your investment.

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DILUTION

Dilution means a reduction in value, control or earnings of the TalentShares the investor owns. Following the close of any series offering, we do not intend to reopen that offering. As such, there will be no dilution to any investors associated with any series offering as a result of future sales of TalentShares. However, additional TalentShares in each series offered hereby will be issued to the Managing Member after the closing of a series offering as a Sourcing Fee. Additionally, any Underwriting Debt that is converted to TalentShares immediately prior to the closing of a series will do so at a discount at 7.5% to the price per TalentShare. This discount will have a dilutive impact on investors in a series offering. Further, from time to time, additional TalentShares in each series offered hereby may be issued in order to raise capital to cover such series’ ongoing Operating Expenses. It is intended that any TalentShares issued after a closing, including to our Managing Member or its affiliates, will be issued at a price per TalentShare offered to all other potential investors thereunder.

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PLAN OF DISTRIBUTION AND SELLING SECURITYHOLDERS

Plan of Distribution

We are offering, on a best efforts basis, the TalentShares of each of the series in the “Series Offering Table” beginning on page iii. The offering price for each series was determined by our Managing Member.

All TalentShares will be offered for purchase via the mobile app and web-based investment platform www.exceedtc.com (the “Exceed Platform”). Through the Exceed Platform, investors can browse our various series offerings of TalentShares and sign legal documents electronically. We intend to distribute each series’ TalentShares primarily through the Exceed Platform, but we do not exclude the possibility that we may also distribute TalentShares via other platforms in the future. Neither our Managing Member nor any other affiliated entity involved in the offer and sale of our TalentShares is a member firm of FINRA, and no person associated with us will be deemed to be a broker solely by reason of his or her participation in the sale of our series’ TalentShares.

The Exceed Platform intends to offer a membership program (the “Exceed Platinum Club”) for $250 per year, with automatic renewal every year. It is further intended that the members of the Exceed Platinum Club (“Exceed Members”) receive a number of benefits, including:

•	Priority investment in the event of oversubscription of an offering on the Exceed Platform;
•	No minimum investment amounts for offerings on the Exceed Platform; and
•	No transaction and processing fees on the Exceed Platform.

Exceed Members can cancel their membership at any time. Once cancelled, membership will expire on the next anniversary of the membership. The Managing Member will determine whether an investor qualifies as an Exceed Member.

The Exceed Platform is owned and operated by Exceed Talent Capital Ltd., the sole-owner of our Managing Member. There is no formal agreement between the Company and Exceed Talent Capital Ltd. governing the terms of the use of the Exceed Platform by the Company; however, Exceed Talent Capital Ltd. has informed the Company that it does not intend to charge the Company any fees for use of the Exceed Platform. We do not have exclusive use of the Exceed Platform, and other issuers’ offerings may be hosted on the Exceed Platform apart from these offerings of our series.

There will be a separate closing with respect to each series’ offering. The closing of each series’ offering will occur on the earliest to occur of (i) the date subscriptions for the maximum number of TalentShares offered for a series have been accepted or (ii) a date determined by our Managing Member in its sole discretion, provided that subscriptions for the minimum number (as applicable) of TalentShares offered for a series have been accepted. If closing has not occurred, an offering shall be terminated upon (i) the date which is one year from the date such offering circular or amendment thereof, as applicable, is qualified by the Commission, which period may be extended with respect to a particular series by an additional six months by our Managing Member in its sole discretion, or (ii) any date on which our Managing Member elects to terminate the offering for a particular series of TalentShares in its sole discretion.

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The TalentShares are being offered by subscription only in the United States and to residents of those states in which the offer and sale is not prohibited. This offering circular does not constitute an offer or sale of TalentShares outside of the United States.

Those persons who want to invest in our TalentShares must sign a subscription agreement for the particular series’ TalentShares, which will contain representations, warranties, covenants, and conditions customary for offerings of this type. See “—How to Subscribe” below for further details. Copies of the form of subscription agreement for each series are filed as Exhibit 4.1 and onwards in the offering statement.

The Company has engaged North Capital Private Securities Corporation (“Escrow Agent”) to hold any funds that are tendered by investors in a non-interest-bearing account. After each closing, funds tendered by investors will be made available to the relevant series. After the initial closing of an offering in a series, we expect to hold closings on at least a monthly basis. If there is a minimum offering amount for a particular series offering, investors’ funds related to that offering will be placed in an escrow account until our Company receives proceeds equal to the minimum offering amount. Any escrowed funds will be invested only in investments permissible under SEC Rule 15c2-4. For offerings with a minimum offering amount - in the event the minimum offering amount is not achieved, all investors’ funds in that offering will be promptly returned to each subscriber in accordance with SEC Rule 10b-9.

The TalentShares will be issued in digital book-entry form without certificates.

The Company has engaged Dalmore Group, LLC (“Dalmore”) a broker-dealer registered with the SEC and a member of FINRA, to perform the following administrative and technology related functions in connection with this offering, but not for underwriting or placement agent services:

•	Review investor information, including KYC (“Know Your Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer.

•	Review each investors subscription agreement to confirm such investors participation in the offering, and provide a determination to our Company whether or not to accept the use of the subscription agreement for the investor’s participation.

•	Contact and/or notify the Company, if needed, to gather additional information or clarification on an investor.

•	Not provide any investment advice nor any investment recommendations to any investor.

•	Keep investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g. as needed for AML and background checks).

•	Coordinate with third party providers to ensure adequate review and compliance.

As compensation for the services listed above, the Company has agreed to pay Dalmore $25,000 in one-time set up fees, consisting of the following:

•	$5,000 advance payment for due diligence fees.

•	$20,000 consulting fee due and payable immediately after FINRA issues a no objection letter.

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In addition, the Company will pay Dalmore a commission equal to 1% of the amount raised in the offering to support the offering once the SEC has qualified the Offering Statement and the offering commences. The Company will also pay Dalmore a $1,000 fee each time it files an amendment to the Offering Statement on Form 1-A POS after qualification, which the Company may do from time to time to qualify offerings of additional series of the Company. Dalmore will ensure than total compensation to Dalmore will not exceed 7.5% of the amount raised in this offering. The Company estimates the commission payable to Dalmore would be approximately $9,026.00 for a fully-subscribed offering covering the initial series of the Company. As such, the total amount that our Company estimates that it will pay Dalmore, pursuant to a fully-subscribed offering covering the initial series of the Company would be $34.026.00. These assumptions were used in estimating the commissions payable to Dalmore, as well as total offering expenses, in the “Use of Proceeds” section of this offering circular.

Investor Suitability Standards

Our TalentShares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D and (ii) all other investors so long as their investment in any series’ TalentShares of our Company (in connection with any series of TalentShares offered under Regulation A) does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

For an individual potential investor to be an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person and the mortgage on that primary residence (to the extent not underwater), but including the amount of debt that exceeds the value of that residence and including any increase in debt on that residence within the prior 60 days, other than as a result of the acquisition of that primary residence; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details. For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

Our TalentShares will not be offered or sold to prospective investors subject to ERISA and investors living in Canada

If an investor lives outside the United States, it is his or her responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase, including obtaining required governmental or other consent and observing any other required legal or other formalities.

Our Managing Member will be permitted to make a determination that the subscribers of our TalentShares in any offering are qualified purchasers in reliance on the information and representations provided by the subscriber regarding the subscriber’s financial situation. Before making any representation that your investment does not exceed applicable federal thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in our TalentShares may involve significant risks. Only investors who can bear the economic risk of the investment for an indefinite period of time and the loss of their entire investment should invest in our TalentShares. See “Risk Factors.”

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Minimum Investment

The minimum subscription for our series offerings will vary by series. The price per TalentShare for each series will also vary by series.

Escrow Agent

The Escrow Agent is North Capital Private Securities Corporation, who has been appointed as escrow agent for each offering pursuant to escrow agreements among the Escrow Agent and our Company. A copy of the escrow agreement is included as Exhibit 8.1 in the offering statement of which this offering circular is part.

Fees and Expenses

See “Use of Proceeds to Issuer” for a description of the specific expenses for each offering.

Offering Expenses

Included in the proceeds for each series’ TalentShares will be specific amounts to cover fees, costs and expenses incurred in connection with the offering of that series’ TalentShares (which we collectively refer to as the “Offering Expenses”). Offering Expenses consist of legal, accounting, escrow, underwriting, filing and compliance costs, as applicable, related to a specific offering – but excluding fees and commissions payable to Dalmore.

Sourcing Fee

The Managing Member will collect a sourcing fee under the TRAAA as compensation for sourcing each TRA (which we refer to as the “Sourcing Fee”). This fee will be comprised of (i) a cash fee equal to 5% of the purchase price of the TRA underlying the TRAAA; and (ii) an equity fee equal to 5% of the TalentShares issued in a series as of the closing of the offering of that series, such that immediately after closing, the Managing Member will own 5% of all the TalentShares issued in a series. The Sourcing Fee (including either one of its components) may be waived or reduced by our Managing Member on a per series basis.

Investors’ Tender of Funds

After the SEC has qualified the Offering Statement, the Company will accept tenders of funds to purchase the TalentShares. The Company may close on investments on a “rolling” basis (so not all investors will receive their securities on the same date). Investors may subscribe by tendering funds via ACH, debit or credit card, wire, check or accepted online payment providers. Subscriptions via credit card will be processed via a third-party payment processor, and will be subject to customary processing fees. The Company does not intend to pay these fees on behalf of investors. Upon closing, funds tendered by investors will be made available to the Company for its use.

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How to Subscribe

Potential investors who are “qualified purchasers” may subscribe to purchase our TalentShares. Any potential investor wishing to acquire our TalentShares must:

1.	Carefully read this offering circular, and any current supplement, as well as any documents described in the offering circular and attached as exhibits to the offering statement or which you have requested. Consult with your tax, legal and financial advisors to determine whether an investment in our TalentShares is suitable for you.

2.	Review the subscription agreement (including the “Investor Qualification and Attestation” attached thereto), which was pre-populated following your completion of certain questions on the Exceed Platform application, and if the responses remain accurate and correct, sign the completed subscription agreement using electronic signature. Except as otherwise required by law, subscriptions may not be withdrawn or cancelled by subscribers.

3.	Once the completed subscription agreement is signed, you will be instructed to transfer funds in an amount equal to the purchase price for TalentShares you have applied to subscribe for (as set out on the front page of your subscription agreement) by debit card, credit card, wire, or ACH into the escrow account. The Escrow Agent will hold such subscription monies in escrow until such time as your subscription agreement is either accepted or rejected by our Managing Member and, if accepted, such further time until you are issued the TalentShares.

4.	Our Managing Member will review the subscription documentation completed and signed by you. You may be asked to provide additional information. Our Managing Member will contact you directly if required. We reserve the right to reject any subscriptions, in whole or in part, for any or no reason, and to withdraw any offering at any time prior to closing.

5.	Once the review is complete, our Managing Member will inform you whether or not your application to subscribe for the TalentShares is approved or denied and if approved, the number of TalentShares you are entitled to subscribe for. If your subscription is rejected in whole or in part, then your subscription payments (being the entire amount if your application is rejected in whole or the payments associated with those subscriptions rejected in part) will be refunded promptly, without interest or deduction. Our Managing Member accepts subscriptions on a first-come, first served basis subject to the right to reject or reduce subscriptions.

6.	If all or a part of your subscription is approved, then the number of TalentShares you are entitled to subscribe for will be issued to you upon the closing. Simultaneously with the issuance of the TalentShares, the subscription monies held by the Escrow Agent in escrow on your behalf will be transferred to the account of the applicable series as consideration for such TalentShares.

By executing the subscription agreement, you agree to be bound by the terms of the subscription agreement and the TalentShares, as well as our operating agreement. Our Company and our Managing Member will rely on the information you provide in the subscription agreement, including the “Investor Qualification and Attestation” attached thereto and the supplemental information you provide in order for our Managing Member to verify your status as a “qualified purchaser.” If any information about your “qualified purchaser” status changes prior to you being issued the TalentShares, please notify our Managing Member immediately using the contact details set out in the subscription agreement.

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Additional Information Regarding this Offering Circular

We have not authorized anyone to provide information regarding this offering other than as set forth in this offering circular. Except as otherwise indicated, all information contained in this offering circular is given as of the date of this offering circular. Neither the delivery of this offering circular nor any sale made hereunder shall under any circumstances create any implication that there has been no change in our affairs since the date hereof.

From time to time, we may provide an “offering circular supplement” that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the Commission includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the Commission and any offering circular supplement together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the Commission.

The offering circular and all supplements and reports that we have filed or will file in the future can be read on the Commission website at www.sec.gov or in the legal section on the Exceed Platform (at www.Exceedtc.com/offering). The contents of the Exceed Platform (other than the offering statement, this offering circular and the appendices and exhibits thereto) are not incorporated by reference in or otherwise a part of this offering circular.

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USE OF PROCEEDS TO ISSUER

The allocation of the net proceeds of each offering set forth below represents our intentions based upon our current plans and assumptions regarding the specified TRAAA (and underlying TRA). The Company reserves the right to modify the use of proceeds for each series set forth below.

Series Bedtime

We are offering up to 57,705 TalentShares of Series Bedtime for maximum gross offering proceeds of $865,575.00. Assuming the maximum amount of TalentShares is sold, we intend to use the proceeds from this offering as follows:

Uses	Dollar Amount	Percentage of Gross Cash Proceeds

Underwriting Debt (Principal) (1)	$600,000.00	69.3%
Underwriting Debt (Estimated Interest) (2)	$27,000.00	3.1%
Souring Fee	$30,000.00	3.5%
Dalmore Commissions (3)	$8,575.00	1.0%
Marketing Budget(4)	$200,000.00	23.1%
Total Proceeds	$865,575.00	100%

(1)

Series Bedtime entered into the Series Bedtime TRAAA with the Managing Member on March 21, 2023. Pursuant to this agreement, Series Bedtime acquired the royalty rights, distribution rights, and other rights (collectively, the “Series Bedtime TRA”) set forth in the Series Bedtime TRAAA in exchange for assuming $600,000 in Underwriting Debt owed by the Managing Member to one of its affiliates, representing a $600,000 purchase price for the Series Bedtime TRA. If Series Bedtime raises less than this amount, any remaining Underwriting Debt at closing will be converted into Series Bedtime TalentShares at a price per TalentShare equal to the price per TalentShare investors are paying in this offering for Series Bedtime TalentShares, less a discount to the price per TalentShare of 7.5%. A form of our standard TRAAA (which is substantially the same as the Series Bedtime TRAAA) is included as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(2)	The Underwriting Debt accrues interest at 1.5% per calendar month, pro rata for any partial months, while outstanding. For purposes of this offering, we have assumed 6 months of interest will accrue on the Underwriting Debt prior to closing. If, at the closing of the offering, less interest has accrued than the amount estimated above, only the amount of proceeds sufficient to satisfy the accrued interest will be applied. However, if accrued interest at closing exceeds this estimated amount, the Company will not apply proceeds from the offering in excess of this amount towards repayment of interest. The terms of the Underwriting Debt are substantially the same as set forth in Exhibit A our standard TRAAA, which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(3)	Represents the 1% commission payable to Dalmore.

(4)	Series Bedtime believes that funding marketing and promotional activities related to the TRA underlying the Series Bedtime TRAAA and its underlying TRA could potentially result in increased revenues generated from the royalty rights owned by Series Bedtime. Series Bedtime has established a marketing budget for this purpose – however, priority of investors’ funds will go towards repayment of the Underwriting Debt (Principal and Interest), the Sourcing Fee, and Dalmore’s Commission prior to funding the Marketing Budget. Additionally, this offering may close without funding all or any portion of the Marketing Budget.

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Series Big Havi

We are offering up to 3,222 TalentShares of Series Big Havi for maximum gross offering proceeds of $16,110.00. Assuming the maximum amount of TalentShares is sold, we intend to use the proceeds from this offering as follows:

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Underwriting Debt (Principal) (1)	$10,000.00	62.1%
Underwriting Debt (Estimated Interest) (2)	$450.00	2.8%
Sourcing Fee	$500.00	3.1%
Dalmore Commissions (3)	$160.00	1.0%
Marketing Budget (4)	$5,000.00	31.0%
Total Proceeds	$16,110.00	100.0%

(1)	Series Big Havi entered into the Series Big Havi TRAAA with the Managing Member on March 21, 2023. Pursuant to this agreement, Series Big Havi acquired the streaming royalty rights, distribution rights, and other rights (collectively, the “Series Big Havi TRA”) set forth in the Series Big Havi TRAAA in exchange for assuming $10,000 in Underwriting Debt owed by the Managing Member to one of its affiliates, representing a $10,000 purchase price for the Series Big Havi TRA. If Series Big Havi raises less than this amount, any remaining Underwriting Debt at closing will be converted into Series Big Havi TalentShares at a price per TalentShare equal to the price per TalentShare investors are paying in this offering for Series Big Havi TalentShares, less a discount to the price per TalentShare of 7.5%. A form of our standard TRAAA (which is substantially the same as the Series Big Havi TRAAA) is included as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(2)	The Underwriting Debt accrues interest at 1.5% per calendar month, pro rata for any partial months, while outstanding. For purposes of this offering, we have assumed 6 months of interest will accrue on the Underwriting Debt prior to closing. If, at the closing of the offering, less interest has accrued than the amount estimated above, only the amount of proceeds sufficient to satisfy the accrued interest will be applied. However, if accrued interest at closing exceeds this estimated amount, the Company will not apply proceeds from the offering in excess of this amount towards repayment of interest. The terms of the Underwriting Debt are substantially the same as set forth in Exhibit A our standard TRAAA, which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(3)	Represents the 1% commission payable to Dalmore.

(4)	Series Big Havi believes that funding marketing and promotional activities related to the Series Big Havi TRAAA and underlying TRA could potentially result in increased revenues generated from the royalty rights owned by Series Big Havi. Series Big Havi has established a marketing budget for this purpose – however, priority of investors’ funds will go towards repayment of the Underwriting Debt (Principal and Interest), the Sourcing Fee, and Dalmore’s Commission prior to funding the Marketing Budget. Additionally, this offering may close without funding all or any portion of the Marketing Budget.

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Series Luh Moody

We are offering up to 3,159 TalentShares of Series Luh Moody for maximum gross offering proceeds of $9,477.00. Assuming the maximum amount of TalentShares is sold, we intend to use the proceeds from this offering as follows:

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Underwriting Debt (Principal) (1)	$4,000.00	42.2%
Underwriting Debt (Estimated Interest) (2)	$180.00	1.9%
Sourcing Fee	$200.00	2.1%
Dalmore Commissions(3)	$97.00	1.0%
Marketing Budget (4)	$5,000.00	52.8%
Total Proceeds	$9,477.00	100.0%

(1)	Series Luh Moody entered into the Series Luh Moody TRAAA with the Managing Member on March 21, 2023. Pursuant to this agreement, Series Luh Moody acquired the streaming royalty rights, distribution rights, and other rights (collectively, the “Series Luh Moody TRA”) set forth in the Series Luh Moody TRAAA in exchange for assuming $4,000 in Underwriting Debt owed by the Managing Member to one of its affiliates, representing a $4,000 purchase price for the Series Luh Moody TRA. If Series Luh Moody raises less than this amount, any remaining Underwriting Debt at closing will be converted into Series Luh Moody TalentShares at a price per TalentShare equal to the price per TalentShare investors are paying in this offering for Series Luh Moody TalentShares, less a discount to the price per TalentShare of 7.5%. A form of our standard TRAAA (which is substantially the same as the Series Luh Moody TRAAA) is included as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(2)	The Underwriting Debt accrues interest at 1.5% per calendar month, pro rata for any partial months, while outstanding. For purposes of this offering, we have assumed 6 months of interest will accrue on the Underwriting Debt prior to closing. If, at the closing of the offering, less interest has accrued than the amount estimated above, only the amount of proceeds sufficient to satisfy the accrued interest will be applied. However, if accrued interest at closing exceeds this estimated amount, the Company will not apply proceeds from the offering in excess of this amount towards repayment of interest. The terms of the Underwriting Debt are substantially the same as set forth in Exhibit A our standard TRAAA, which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(3)	Represents the 1% commission payable to Dalmore.

(4)	Series Luh Moody believes that funding marketing and promotional activities related to the Series Luh Moody TRAAA and underlying TRA could potentially result in increased revenues generated from the royalty rights owned by Series Luh Moody. Series Luh Moody has established a marketing budget for this purpose – however, priority of investors’ funds will go towards repayment of the Underwriting Debt (Principal and Interest), the Sourcing Fee, and Dalmore’s Commission prior to funding the Marketing Budget. Additionally, this offering may close without funding all or any portion of the Marketing Budget.

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Series DaylinXL

We are offering up 3,159 TalentShares of Series DaylinXL for maximum gross offering proceeds of $9,477.00. Assuming the maximum amount of TalentShares is sold, we intend to use the proceeds from this offering as follows:

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Underwriting Debt (Principal) (1)	$4,000.00	42.2%
Underwriting Debt (Estimated Interest) (2)	$180.00	1.9%
Sourcing Fee	$200.00	2.1%
Dalmore Commissions(3)	$97.00	1.0%
Marketing Budget (4)	$5,000.00	52.8%
Total Proceeds	$9,477.00	100.0%

(1)	Series DaylinXL entered into the Series DaylinXL TRAAA with the Managing Member on March 21, 2023. Pursuant to this agreement, Series DaylinXL acquired the streaming royalty rights, distribution rights, and other rights (collectively, the “Series DaylinXL TRA”) set forth in the Series DaylinXL TRAAA in exchange for assuming $4,000 in Underwriting Debt owed by the Managing Member to one of its affiliates, representing a $4,000 purchase price for the Series DaylinXL TRA. If Series DaylinXL raises less than this amount, any remaining Underwriting Debt at closing will be converted into Series DaylinXL TalentShares at a price per TalentShare equal to the price per TalentShare investors are paying in this offering for Series DaylinXL TalentShares, less a discount to the price per TalentShare of 7.5%. A form of our standard TRAAA (which is substantially the same as the Series DaylinXL TRAAA) is included as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(2)	The Underwriting Debt accrues interest at 1.5% per calendar month, pro rata for any partial months, while outstanding. For purposes of this offering, we have assumed 6 months of interest will accrue on the Underwriting Debt prior to closing. If, at the closing of the offering, less interest has accrued than the amount estimated above, only the amount of proceeds sufficient to satisfy the accrued interest will be applied. However, if accrued interest at closing exceeds this estimated amount, the Company will not apply proceeds from the offering in excess of this amount towards repayment of interest. The terms of the Underwriting Debt are substantially the same as set forth in Exhibit A our standard TRAAA, which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(3)	Represents the 1% commission payable to Dalmore.

(4)	Series DaylinXL believes that funding marketing and promotional activities related to the Series DaylinXL TRAAA and underlying TRA could potentially result in increased revenues generated from the royalty rights owned by Series DaylinXL. Series DaylinXL has established a marketing budget for this purpose – however, priority of investors’ funds will go towards repayment of the Underwriting Debt (Principal and Interest), the Sourcing Fee, and Dalmore’s Commission prior to funding the Marketing Budget. Additionally, this offering may close without funding all or any portion of the Marketing Budget.

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Series Envy

We are offering up 3,159 TalentShares of Series Envy for maximum gross offering proceeds of $9,477.00. Assuming the maximum amount of TalentShares is sold, we intend to use the proceeds from this offering as follows:

Uses	Dollar Amount	Percentage of Gross Cash Proceeds
Underwriting Debt (Principal) (1)	$4,000.00	42.2%
Underwriting Debt (Estimated Interest) (2)	$180.00	1.9%
Sourcing Fee	$200.00	2.1%
Dalmore Commissions and Fees (3)	$97.00	1.0%
Marketing Budget (4)	$5,000.00	52.8%
Total Proceeds	$9,477.00	100.0%

(1)	Series Envy entered into the Series Envy TRAAA with the Managing Member on March 21, 2023. Pursuant to this agreement, Series Envy acquired the streaming royalty rights, distribution rights, and other rights (collectively, the “Series Envy TRA”) set forth in the Series Envy TRAAA in exchange for assuming $4,000 in Underwriting Debt owed by the Managing Member to one of its affiliates, representing a $4,000 purchase price for the Series Envy TRA. If Series Envy raises less than this amount, any remaining Underwriting Debt at closing will be converted into Series Envy TalentShares at a price per TalentShare equal to the price per TalentShare investors are paying in this offering for Series Envy TalentShares, less a discount to the price per TalentShare of 7.5%. A form of our standard TRAAA (which is substantially the same as the Series Envy TRAAA) is included as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(2)	The Underwriting Debt accrues interest at 1.5% per calendar month, pro rata for any partial months, while outstanding. For purposes of this offering, we have assumed 6 months of interest will accrue on the Underwriting Debt prior to closing. If, at the closing of the offering, less interest has accrued than the amount estimated above, only the amount of proceeds sufficient to satisfy the accrued interest will be applied. However, if accrued interest at closing exceeds this estimated amount, the Company will not apply proceeds from the offering in excess of this amount towards repayment of interest. The terms of the Underwriting Debt are substantially the same as set forth in Exhibit A our standard TRAAA, which is filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

(3)	Represents the 1% commission payable to Dalmore.

(4)	Series Envy believes that funding marketing and promotional activities related to the Series Envy TRAAA and underlying TRA could potentially result in increased revenues generated from the royalty rights owned by Series Envy. Series Envy has established a marketing budget for this purpose – however, priority of investors’ funds will go towards repayment of the Underwriting Debt (Principal and Interest), the Sourcing Fee, and Dalmore’s Commission prior to funding the Marketing Budget. Additionally, this offering may close without funding all or any portion of the Marketing Budget.

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THE UNDERLYING ASSETS OF OUR SERIES

The discussions contained in this offering circular relating to the various TRAAAs of our series, and the music industry represent the opinions of management informed by third-party sources that we believe to be reliable. Our management has not independently verified the information, and any third-party sources are not incorporated by referenced into this Offering Statement.

Series Bedtime

Summary Overview

Series Bedtime, pursuant to the Series Bedtime TRAAA, has acquired certain rights to the song “Bedtime” by recording Artist Lil’ Durk.

About Lil Durk

Lil Durk is one of today’s most popular hip-hop artists with over a billion streams, 12 certified Platinum songs and 30 certified Gold songs. These certifications are from the Recording Industry Association of America (RIAA) awards certification based on the number of albums and singles sold through retail and other ancillary markets. Platinum equaling 1,000,000 sold, and Gold equaling 500,000 sold.

In 2015, he released his debut studio album “Remember My Name”. The album peaked at the number 2 spot on the Billboard US Rap and US R&B/Hip-Hop charts as well as number 14 on the Billboard 200 chart. Around the same time as the album’s release, he signed a deal with the popular label Def Jam Records.

In 2016, Lil Durk dropped his second studio album called “Lil Durk 2x”, which peaked at the number 4 spot on the US Rap chart and number 5 on the US R&B/Hip-Hop chart. The album also included the breakthrough track “My Beyonce” (featuring Dej Loaf) which made it to number 21 on the US Rap chart. He then grabbed the attention of several rappers and collaborated with French Montana, Travi$ Scott, will.i.am, Young Thug, Boosie Badazz, RiFF RaFF, and Meek Mill, among others. In 2016, he went on to receive a nomination by BET for Best Rapper.

In 2018, Durk left Def Jam Records and was quickly picked up by Interscope Records where he dropped his third studio album “Signed to the Streets 3”. In April 2020, Durk reached the Billboard Hot 100 by making his first appearance with the release of his hit track “Viral Moment” from his fifth studio album, “Just Cause Y’all Waited 2”. The album climbed even higher to the number 2 spot.

The rapper gained further recognition in the industry with the release of singles such as “3 Headed Goat” featuring Lil Baby and Polo G, Backdoor, and The Voice. Lil Durk collaborated with fellow rapper Lil Baby to release the 2021 joint studio album “The Voice of the Heroes”, which became a commercial success as well as becoming his first release to debut at the top of the Billboard 200 charts.

In August 2021, Lil Durk also made his guest appearance on Kanye West’s 10th studio album, Donda, on the track “Jonah”. He released his most recent song “Ahhh Ha” in February 2022, amassing more than 40 million views within a month of its release. After that, he dropped his seventh studio album, 7220, which consists of 17 tracks, including guest features from rappers Future, Gunna, Morgan Wallen, and Summer Walker.

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The Series “Bedtime” TRAAA

The Series “Bedtime” TRAAA is between Series Bedtime and the Managing Member, and provides Series Bedtime with the right to receive 50% of the streaming revenues associated with the song “Bedtime” recorded by Lil Durk and featuring Doodie Lo, a rising hip hop artist, intended to be released in April 2023 as collected by the exclusive distributor of the song, Empire Distribution Inc. for a purchase price of $600,000. As additional consideration for the purchase price, the Managing Member also assigned to Series Bedtime all other rights acquired by the Managing Member pursuant to the Series Bedtime Talent Rights Purchase Agreement, including the distribution rights, first priority lien, and rights to create marketing and promotional materials using the artist’s likeness. For a more detailed description of all of the rights under the Series Bedtime Talent Rights Purchase Agreement that were transferred to Series Bedtime under the Series Bedtime TRAAA, please see the “Talent Rights Purchase Agreement” subsection further below. We refer to all of these rights collectively as the “Series Bedtime TRA”.

Performance History of Lil Durk Song Releases

“Bedtime” by Lil Durk and featuring Doodie Lo is intended to be released in April 2023, and therefore there is no performance history to provide to investors on this song. The following tables summaries the streaming performance of some of Lil Durk’s releases over the past two years, based on published data in Luminate, a music industry database that collects data from various streaming platforms such as YouTube, Apple, Spotify, Amazon, Pandora, Facebook, Peloton, and Deezer.

It is important to note that past performance does not guarantee future results and this data does not relate to the “Bedtime” song. There is no guarantee that the past performance information shown below will be indicative of the performance of “Bedtime”.

Lil Durk Top Singles Released in 2021

Song	1 Year Streams from release in March 2021 to March 2022 rounded to the nearest million)	1 Year Estimated Implied Streaming Revenues (for one year from release in March 2021 to March 2022)**
Hellcats	250,000.000	$1,250,000
Hats Off	247,000,000	$1,235,000
Broadway Girls	195,000,000	$975,000
The Voice of Heroes	185,000,000	$925,000
How it Feels	169,000,000	$845,000
Every Chance I Get	163,000,000	$814,000
2040	135,000,000	$675,000
Okay	132,000,000	$660,000
Still Runnin	114,000,000	$570,000

*“Estimated Implied Streaming Revenues” assumes $0.005/stream based on weighted average of data provided by Headphonesty report of various streaming platforms published in March 2022. Revenues shown are gross, and exclude any deductions made by distributors or other parties. Rounded to nearest thousand.

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Lil Durk Solo Album: 7220 released in 2022

Song	1 Year Streams (from release in March 2022 to 19 March 2023), rounded to nearest million	Estimated Implied Streaming Revenues* (for 1 year of streams from release in March 2022 to March 2023)
What Happened to Virgil	280,000,000	$1,399,000
Ahhh Ha	230,000,000	$1,152,000
Pissed Me off	134,000,000	$672,000
Petty Too	112,000,000	$559,000
No Interviews	91,000,000	$455,000
Computer Murderers	84,000,000	$420,000
Barbarian	75,000,000	$375,000
Smoking & Thinking	75,000,000	$373,000
Golden Child	71,000,000	$354,000
Headtaps	61,000,000	$306,000
Blocklist	60,000,000	$300,000
Difference is	60,000,000	$299,000
Start From	52,000,000	$260,000
Federal Nightmares	46,000,000	$231,000
Grow up/Keep it on	46,000,000	$230,000
Love Dior Banks	27,000,000	$134,000

* “Estimated Implied Streaming Revenues” assumes $0.005/stream based on weighted average of data provided by Headphonesty report of various streaming platforms published in March 2023. Revenues shown are gross, and exclude any deductions made by distributors or other parties.

Social Media Analysis

We believe that a talent’s social media presence can be a major contributing factor to the success of their works. The following is a summary of Lil Durk’s social media footprint as of March 2023.

Instagram	14,200,000 followers
Spotify	21,600,000 monthly listeners
Twitter	6,778,889 followers
YouTube	6,122,011 subscribers
Facebook	5,100,000 subscribers
TikTok	2,200,000 followers

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Series “Big Havi”

Summary Overview

Series Big Havi, pursuant to the Series Big Havi TRAAA, has acquired certain rights to the album “Personal Problems 3” by recording artist Javier Hardemann (p/k/a Big Havi).

About Big Havi

Big Havi is one of today’s rising hip-hop artists with over 4.2m streams of his songs in two years. East Atlanta-based rapper Big Havi writes introspective songs about his life experiences, particularly his struggles with friendships and relationships. Switching between hard rapping and Auto-Tuned singing, he first achieved success in 2019 with his acoustic guitar-driven trap single "9 Times Out of 10” which generated over 47m streams since release. Big Havi grew up in a single parent household in East Atlanta. He knew he wanted to be a rapper when he was three years old, and started honing his skills at an early age. In 2018, while still a teenager, he appeared on B.o.B's album NAGA and released the solo track "Same Shxt," which was well received by fans and generated attention. In 2019, he made an impact with his single "9 Time Out of 10," issued by Commission Records.

About the Series “Big Havi” TRAAA

The Series “Big Havi” TRAAA is between Series Big Havi and the Managing Member, and provides Series Big Havi with the right to receive 50% of the streaming revenues associated with the album Personal Problems 3 recorded by Javier Hardemann (p/ka/ Big Havi) intended to be released in April 2023 as collected by the exclusive distributor of the song, Slipstream for a purchase price of $10,000. As additional consideration for the purchase price, the Managing Member also assigned to Series Big Havi all other rights acquired by the Managing Member pursuant to the Series Big Havi Talent Rights Purchase Agreement, including the distribution rights, first priority lien, and rights to create marketing and promotional materials using the artist’s likeness. For a more detailed description of all of the rights under the Series Big Havi Talent Rights Purchase Agreement that were transferred to Series Big Havi under the Series Big Havi TRAAA, please see the “Talent Rights Purchase Agreement” subsection further below. We refer to all of these rights collectively as the “Series Big Havi TRA”.

Performance History of Big Havi Song Releases

The following tables summaries the streaming performance of some of Big Havi’s releases over the past two years, based on published data in Music Industry Database: Luminate Music Connect collected from various DSPs such as YouTube, Apple, Spotify, Amazon, Pandora, Facebook, Peloton, and Deezer. It is important to note that past performance does not guarantee future results, and this data does not relate to PP3 as it has not yet been released.

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Summary of Big Havi Song Releases

Song	Release Date	Total Streams Since Release (rounded to nearest thousand)	*Est. Implied Streaming Revenues Since Release
9 times out of 10	2019	52,000,000	$ 84,317
Dope SH*T	2020	1,471,000	$ 3,268
Personal Problems	2020	798,000	$ 1,544
Vibez'N	2020	585,000	$ 1,461
Bout A Bag	2020	280,000	$ 543
Love Gone	2020	179,000	$ 347
Grimey As Eva	2020	176,000	$ 341
"808	2020	151,000	$ 292
Narcotix	2020	151,000	$ 292
Back In My Ways	2020	100,000	$ 223
Over Wit	2020	99,000	$ 221
Real Nigga Cry	2020	68,000	$ 179
Do The Same 4 Me	2020	52,000	$ 136

* Estimated Implied Streaming Revenues assumes $0.005/stream based on weighted average of data provided by Headphonesty report of DSPs March 2023. Income is stated gross and excludes any payments to distributors and others.

Social Media Analysis

We believe that a talent’s social media presence can be a major contributing factor to the success of their works. The following is a summary of Big Havi’s social media footprint as of March 2023.

Spotify	c.130,000+ monthly listeners
Facebook	c. 68,000 subscribers
TikTok	c. 53,000 followers
YouTube	c. 22,000 subscribers

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Series Luh Moody

Summary Overview

Series Luh Moody, pursuant to the Series Luh Moody TRAAA, has acquired certain rights to 15 songs to be released by recording artist Jonathan Schiever (p/k/a Luh Moody), in single, EP or LP format.

About Luh Moody

Luh Moody is a twenty-one year old recording artist from Chicago, Illinois. After his parents separated at an early age, Moody experienced chronic instability, as he was constantly uprooted and separated from his siblings. As a result, Moody displayed severe behavioral problems throughout his formative years. His nickname was coined by a close relative, as his emotional temperament was ever-changing.

As a songwriter, Luh Moody is extremely introspective, as his songs are reminiscent of the many traumatic experiences he endured as a child. Despite a turbulent past, Moody’s music also contains optimistic undertones, as he yearns to obtain and share his success with his loved ones. Stylistically, Moody is incredibly versatile, as balances the prowess of his melodic choruses alongside gritty drill raps. His first ever single, “Heartache at 3AM”, was a melodic ode that paid homage to a close friends who was senselessly murdered. The music video was directed by Chris Peterson who is a notable videographer who worked with many prominent artists based in the Midwest.

His forthcoming debut project, Trauma Bonds, is scheduled to release in November and will feature more than fifteen songs, accompanied by ten separate music videos. The rollout will commence with his lead single, “Traumatized.”

About the Series Luh Moody TRAAA

The Series “Luh Moody” TRAAA is between Series Luh Moody and the Managing Member, and provides Series Luh Moody with the right to receive 30% of the streaming revenues associated with 15 songs recorded and released by Jonathan Schieber (p/ka/ Luh Moody) intended to be released in 2023 as collected by the exclusive distributor of the song, Distrokids LLC for a purchase price of $4,000. As additional consideration for the purchase price, the Managing Member also assigned to Series Luh Moody all other rights acquired by the Managing Member pursuant to the Series Luh Moody Talent Rights Purchase Agreement, including the distribution rights, first priority lien, and rights to create marketing and promotional materials using the artist’s likeness, which rights are described more fully under the “Talent Rights Purchase Agreement” subsection further below. We refer to all of these rights collectively as the “Series Luh Moody TRA”.

Performance History of Luh Moody Releases

Since Luh Moody is an emerging artist, there is no significant performance history to disclose.

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Series DaylinXL

Summary Overview

Series DaylinXL, pursuant to the Series DaylinXL TRAAA, has acquired certain rights to 15 songs to be recorded and released by Dailon Little (p/ka/ DaylinXL), in single, EP or LP format.

About DaylinXL

DaylinXL is a rising artist based out of Milwaukee. Before music, DaylinXL was a standout basketball player, as he led the nation in scoring (38ppg) during his senior year in high school. After graduation, DaylinXL attended Mississippi Valley State University and was coached by former NBA player Lindsey Hunter.

During the pandemic, DaylinXL put the ball down to pursue music. He moved back to Milwaukee, began recording with local engineers, and was discovered by Creambridge, a full service music company operating between Milwaukee and Los Angeles.

DaylinXL is incredibly versatile, as he creates music that blends genres by means of melodic croons, witty lyricism, and poignant storytelling. He just released his debut EP, Before it's 2 Late, available now on all streaming platforms.

About the Series DaylinXL TRAAA

The Series “DaylinXL” TRAAA is between Series DaylinXL and the Managing Member, and provides Series DaylinXL with the right to receive 30% of the streaming revenues associated with 15 songs recorded by Dailon Little (p/ka/ DaylinXL) intended to be released in 2023 as collected by the exclusive distributor of the song, Distrokids LLC for a purchase price of $4,000. As additional consideration for the purchase price, the Managing Member also assigned to Series Daylin XL all other rights acquired by the Managing Member pursuant to the Series DaylinXL Talent Rights Purchase Agreement, including the distribution rights, first priority lien, and rights to create marketing and promotional materials using the artist’s likeness which rights are described more fully under the “Talent Rights Purchase Agreement” subsection further below. We refer to all of these rights collectively as the “Series DaylinXL TRA”.

Performance History of DaylinXL Releases

Since DaylinXL is an emerging artist, there is no significant performance history to disclose.

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Series Envy

Summary Overview

Series Envy, pursuant to the Series Envy TRAAA, has acquired certain rights to 15 songs to be recorded and released by Dailon Little (p/ka/ Envy), in single, EP or LP format.

About Envy

Alex Envy is an eighteen year old singer-songwriter from Milwaukee who developed his musical inclination at an early age, as he used to beat on lunch tables and belch out melodies in middle school. As a songwriter, Alex leans into his vulnerability, as his lyricism vividly details experiences of heartache and emotional devastation. Visually, Alex embraces an uncanny aesthetic to represent the jarred emotions he experiences within his personal life. Despite only having a few singles released, Alex has already positioned himself as a rising figure within Milwaukee’s alternative music scene, as he’s worked closely with Stok3y and Run Along Forever. Alex is gearing up to release his debut project, Bad for Us, which is scheduled to be available across streaming platforms in April 2023.

About the Series Envy TRAAA

The Series “Envy” TRAAA is between Series Envy and the Managing Member, and provides Series Envy with the right to receive 30% of the streaming revenues associated with 15 songs recorded by Dailon Little (p/ka/ Envy) intended to be released in 2023 as collected by the exclusive distributor of the song, Distrokids LLC for a purchase price of $4,000. As additional consideration for the purchase price, the Managing Member also assigned to Series Envy all other rights acquired by the Managing Member pursuant to the Series Envy Talent Rights Purchase Agreement, including the distribution rights, first priority lien, and rights to create marketing and promotional materials using the artist’s likeness which rights are described more fully under the “Talent Rights Purchase Agreement” subsection further below. We refer to all of these rights collectively as the “Series Envy TRA”.

Performance History of Envy Releases

Envy is an emerging artist, there is no significant performance history to disclose.

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THE COMPANY’S BUSINESS

Overview of our Company

Our Company is a limited liability company formed on July 14, 2022 pursuant to the Delaware Limited Liability Company Act, or the LLC Act. Our Company was founded with the mission to combine crowdfunding, investing, and a social network to create a robust online marketplace where fans can participate in the success of their idols. Our business plan and strategy is to create series of our Company that will enter into Talent Related Asset Assignment Agreements (“TRAAAs”) that provide the series right to royalty revenues generated by talented artists through exploitation of various related IP and activities of these talents, as well as certain other distribution and promotional rights (collectively, Talent Related Assets, or “TRAs”). To enable the participation of the public, we are offering “TalentShares” - ownership interests in particular series of our Company. Investors in the TalentShares of our series will be owners of our series, and as such, will have the right to receive net income (after payment of certain fees and expenses) generated by the series resulting from the series’ rights in the talent’s work(s) pursuant to the particular series’ TRAAA.

Once a series of the Company has been assigned the TRA under a TRAAA, our Company will work with the artists, record labels and distributors to help promote, distribute, and monetize the creative works related to those TRAs. We intend to utilize strategies and tools enabled by the Exceed Platform — a marketplace that aims to attract both world famous artists as well as emerging talent and connect them with fans that want to participate in the success of their creative works. We believe that, by allowing fans to become investors in the works of artists they admire, they become financially motivated to promote those artists on multiple social media platforms, as well as participate in the Exceed Platform. In addition, by creating a marketplace that attracts and welcomes established artists as well as emerging talent, the Exceed Platform enables cross-collaboration and promotion opportunities that have the potential to further artists’ careers, as well as contribute to the success of their works.

Market Opportunity

Global recorded music revenues reached $25.9 bn in 2021, an increase of 18.5% versus 2020 based on the Global Music Report 2022 from IFPI, the organization that represents the recorded music industry worldwide. Goldman Sachs in their 2021 Music Industry report believe that the recorded music industry will grow to $80 billion by 2030 with 90% derived from streaming and digital music. This Goldman Sachs report explains attributes this growth to the “Gen Z” age group (18-34), who they estimate are spending more than double of any other age group on music.

According to the 2022 Global Music Report published by IFPI, a major contributing factor in the growth of global recorded music revenues is the increase of streaming revenues from $0.6 billion in 2011 to $16.9 billion in 2021, which is a 2.7-fold increase. While digital downloads of recorded music accounted for only 4.2% of global recorded music revenue in 2021, streaming accounted for 65.3% of global recorded music revenues

Key Aspects of Our Business

Talent Related Asset Assignment Agreements (TRAAAs)

Our series intend to enter into “Talent Related Asset Assignment Agreements” (each, a “TRAAA”) pursuant to which the series will be assigned (i) rights to all or a portion of revenues derivable from certain song recordings, including revenues from streaming, telecast, broadcast, and other exploitations of the song recordings; and (ii) certain other rights, including distribution rights and promotional rights with respect to the song recordings. For a more extensive description of the rights that our series will acquire pursuant to a TRAAA, see the subsection entitled “Talent Rights Purchase Agreement” further below.

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Our Managing Member has acquired the rights to the revenues from the song recordings pursuant to a separate Talent Rights Purchase Agreement entered into between the Managing Member and the rightsholder (i.e. the talent or other owner of the rights). The TRAAA includes a representation that the rights the Managing Member is assigning to the series are free and clear of any liens, pledges, or other security interests or third party rights.

As consideration for the assignment of these rights to the series, the series and Managing Member will agree to a purchase price, which will be set forth in the TRAAA. The series will either pay the purchase price in cash to the Managing Member, or will agree to assume from the Managing Member an amount of Underwriting Debt owed by the Managing Member to one of its affiliates equal to the purchase price. If Underwriting Debt was utilized by the Managing Member to purchase the rights from the original rightsholder, then consideration for the TRAAA will always be in the form of an assignment and assumption of Underwriting Debt. If the series and Managing Member agree to a cash purchase, the purchase price for the TRAAA will become due on the date of the final closing of the series’ offering, or as soon as practicable thereafter – and the acquisition by the series of the revenue rights under the TRAAA will be deemed effective as of the time the purchase price is received by the Managing Member. If the series and Managing Member instead agree to effect the transaction by an assignment of Underwriting Debt, TRAAA will close immediately upon execution, with the series immediately acquiring the rights under the TRAAA and assuming the Underwriting Debt, the terms of which will be set forth as an exhibit to the TRAAA.

If the purchase under the TRAAA is effected with the series assuming Underwriting Debt, the proceeds from that series’ offering will be used pay off that assumed Underwriting Debt.

Each TRAAA that our Managing Member enters into with our series will be based on a template agreement that acts as a standard baseline, a copy of which is included as an exhibit to the offering statement of which this offering circular forms a part. The foregoing is a summary of the material terms of this standard baseline TRAAA, which we expect will be materially consistent with the terms of the definitive TRAAAs entered into between our series and the Managing Member. To the extent there are material differences in a particular series TRAAA to the terms described above, it will be disclosed in the description of the particular series TRAAA in “The Underlying Assets Of Our Series” section of this offering circular.

Management of the Assigned Rights

Management of the rights assigned to a series pursuant to a TRAAA involves coordination between the series and the talent for distribution and promotion of the talent’s work(s), administration of the generated royalty revenue, as well as oversight of compliance with the terms of the TRAAAs among the parties to the agreement.

For instance, with respect to the distribution rights, the Managing Member intends to ensure, to the best of its ability, that the talent’s work(s) are released and distributed at an ideal time (in the Managing Member’s best judgment), and are released pursuant to a release plan that is at least as widespread as the release plan for talent’s most successful work to date, as is required by the TRAAA agreement. Further, the Company intends to utilize funds from each series offering to promote the talent’s work(s) through marketing campaigns and other efforts to contribute to the success of the work(s). This may be done through a social media activation strategy, and other efforts determined by the Managing Member.

With respect to the royalty revenue rights, the Managing Member will work to ensure that the series is receiving all payments owed to it. The Managing Member will monitor revenues that are due to each series under the applicable TRAAA.

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As compensation for such services, the Managing Member will receive a Management Fee equal to 5% of the gross income generated by the series. Such gross income is anticipated to be solely from revenues collected by the series pursuant to the series’ TRAAA. We note that the Management Fee is paid out of the gross income of a series, and therefore will reduce Free Cash Flow of a series available to distribute to holders of a series’ TalentShares.

The Exceed Platform

The Company utilizes the Exceed Platform, available via a mobile app and at www.exceedtc.com, to enable fans to invest in, and engage with, their favorite artists. We intend for all of our investment opportunities to be available on the Exceed Platform. In addition to serving as portal through which individuals can invest in our offerings, we also intend to utilize the Exceed Platform to promote the works of artists of which our series have acquired rights. For example, the Exceed Platform offers a number of tools for promoting artists and their music, as well as enhancing fan engagement:

•	Artist and fan engagement tools: Artists can create communicate directly with investors on the Exceed Platform, enabling special interactive opportunities between fans and artists.
•	Data analysis on artist fan bases
•	Tracking and accounting of royalty payments from streaming, downloads, etc.
•	Online promotion tools for social media platforms involving their fans
•	Cross promotion opportunities with world class artists – for example, investors using the Exceed Platform can discover other artists on the Exceed Platform – either to listen to their music, or to invest in.

The Company plans to utilize the Exceed Platform to enhance its ability to promote the artists with whom it works. For example, we can use information provided by investors in a particular series offering to inform us and the artist of the demographics of the artist’s fan base, which we can use to craft a more targeted promotional strategy for that artist. Using the communication channels on the Exceed Platform, we may also work with artists to create and offer certain exclusive content to their investors, which we believe will provide more benefits to investors in our series, and may attract additional prospective investors to our series offerings on the Exceed Platform.

Exceed Talent Capital Ltd. is the owner of the Exceed Platform, and is also the sole owner of our Managing Member.

Competition

Our closest competitors are Royal.io, Royalty Exchange, Opulous, and SongVest. We believe our primary competitive advantage over these competitors is that we offer an immersive fan engagement environment that enables fans to enter the world of the talent they love, while potentially receiving financial benefits. Additionally, we believe our Managing Member brings a very high level of industry knowledge, experience and contacts, and is able to source attractive and compelling TRAs that may be assigned to a series under a TRAAA.

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Our Managing Member

Under the operating agreement, Exceed Talent Capital LLC has been appointed as the Managing Member of our Company, with the full power and authority to do all things necessary or appropriate to conduct the business of our Company and each series, without the consent of our Investor Members.

As the Managing Member, Exceed Talent Capital LLC be responsible for identifying works of various talent for our series to acquire utilizing the proceeds from the series offerings we conduct, as well as for the utilization and management of the rights acquired by a series pursuant to that series’ TRAAA. The Managing Member will also be the investor liaison to our Company, and will, among other things, assist with communications to our investors, provide shareholder services to our investors, handle distributions to investors, and oversee our shareholder records.

See “Directors, Executive Officers and Significant Employees” for additional information regarding our Managing Member.

The Managing Member has not offered prior investment programs that would be considered direct participation programs as defined in FINRA Rule 2310(a)(18) and 2310(b)(3)(D).

Indemnification of our Managing Member

The operating agreement provides that none of our Managing Member, nor any current or former directors, officers, employees, partners, shareholders, members, controlling persons, agents or independent contractors of our Managing Member, nor persons acting at the request of our Company in certain capacities with respect to other entities will be liable to our Company, any series or any TalentShare holders for any act or omission taken by them in connection with the business of our Company or any series that has not been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to constitute fraud, willful misconduct or gross negligence.

TRA Selection

Criteria

Our asset selection criteria were established by our Managing Member and are continually influenced by investor demand and current industry trends. The criteria are subject to change from time to time in the sole discretion of our Managing Member. Although we cannot guarantee positive investment returns on the assets we acquire, we endeavor to select assets that are projected to generate positive return on investment, primarily based upon the asset’s historical performance data and assumptions about its ability to produce future royalty income. Our Managing Member will endeavor to select assets with known royalty income history that have the opportunity to continue to produce royalty income for years to come. Our Managing Member considers the artist, the release date, top chart position, current social media statistics and other data points that might influence the future earnings of the song or songs that our Managing Member acquires revenue rights to, which it may later assign to our series pursuant to a TRAAA.

Our Managing Member will partner with artists, songwriters, producers, royalty owners and record labels to select songs, albums, and catalogs of which the Managing Member will seek acquire the revenue rights, so that they can later be assigned to our series under a TRAAA. Our Managing Member may select and bundle revenue rights related to multiple artists and albums for a certain series’ TRAAA based on genre, relative success of past albums, fan base demographics, or other factors that make such assets fit together as a cohesive package.

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Sourcing

Our Managing Member is responsible for finding talented artists that are willing to sell rights to their works so those rights can later be assigned to our series. The Managing Member will market to songwriters, producers, publishers and record labels to build the pipeline for investments by our series. While songwriters, producers and publishers are more likely to want to monetize their assets, we believe record labels will see this as a way to directly connect with fans in ways they have not been able to before. We believe the real upside is in being able to educate record labels that this new way to have a direct connection with fans will allow them not only to increase current album revenue but also provide other forms of upsell and cross-sell opportunities to drive more revenue.

Our Managing Member has engaged with individuals that will identify potential artists, record labels and songwriters who are interested in participating in one of our offerings. They will qualify potential prospects and work with them to understand the opportunity and pull the appropriate materials together.

As compensation for these services, our Managing Member will collect a fee for sourcing the underlying TRA of a TRAAA (which we refer to as the “Sourcing Fee”). The Sourcing Fee will be comprised of (i) a cash fee equal to 5% of the purchase price of the TRA underlying the TRAAA; and (ii) an equity fee equal to 5% of the TalentShares issued in a series as of the closing of the offering of that series, such that immediately after closing, the Managing Member will own 5% of all the TalentShares issued in a series. The Sourcing Fee (or either of its components) may be waived or reduced by our Managing Member on per series basis.

Underwriting

When sourcing potential TRAs, the Managing Member may decide to utilize debt (“Underwriting Debt”) to acquire a TRA prior to a series raising proceeds from an offering to purchase the TRA (via a TRAAA). Such Underwriting Debt will, in most cases, be provided by an affiliate of the Managing Member. When the series and the Managing Member enter into the TRAAA utilizing Underwriting Debt, the series will assume the Underwriting Debt from the Managing Member in exchange for the assignment of the TRA asset under the TRAAA. By utilizing Underwriting Debt to purchase the TRA in advance of any offering to the public, investors will have more certainty over the outcome of the series offering – i.e. the series will always enter into the TRAAA and acquire the TRA, no matter the amount raised in the offering.

The terms of any Underwriting Debt will be set forth in the loan agreement between the lender and the Managing Member – but in general, is expected to have the following terms:

•	Accrues interest at 1.5% per month
•	Upon closing of a series offering, offering proceeds are used by the series to repay the Underwriting Debt (including accrued interest). Any amount of the Underwriting Debt that remains unpaid after closing will be converted into TalentShares of the series at a 7.5% discount to the price per TalentShare offered to investors

While we use the term “underwriter” in the context of the “Underwriting Debt”, the lender is not an underwriter as defined under Section 2(a)(11) of the Securities Act of 1933, as amended, as the lender is not participating in the distribution and sale of securities.

A form of the standard loan agreement between the Managing Member and a lender governing the terms of the Underwriting Debt is included as Exhibit A to the form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

Due Diligence

When evaluating an asset, our Managing Member will consider the growth, its potential, historical significance, past valuation of the asset and comparable assets. Our Managing Member’s diligence process will include a review of public data, opinions from entertainment industry experts in our network, precedent and comparable transactions, among other metrics. Our Managing Member will also complete reasonable diligence on the royalty owners themselves and their assets, to include factors that might reasonably encumber or impact the future revenue streams that may be generated by the TRA.

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Talent Rights Purchase Agreement

If the Managing Member decides to acquire rights to a talent’s work(s), the Managing Member will enter into a Talent Rights Purchase Agreement with the owner of those rights to acquire those rights (which we refer to as the TRA). Pursuant to the Talent Rights Purchase Agreement, the owner of the TRA agrees, as consideration for the purchase price, to transfer to the Managing Member the right to all or a portion of the revenues from the exploitation of the song recordings subject to the particular Talent Rights Purchase Agreement– i.e. revenues from streaming, telecast, broadcast, performance, sampling, licensing, or other uses of the song recording. Additionally, the owner of the TRA agrees that it will cause the distributor of the song recordings to commercially release and promote the recordings in accordance with a release plan that is at least as widespread as the release plan for the artist’s most successful song to date, with the initial date of release for the recording to be set by the owner in consultation with the Managing Member. Additionally, the Talent Rights Purchase Agreement dictates that the Managing Member must approve any change to the distributor that the owner wishes to make. The owner also agrees that, should the Managing Member create any content that features the name, voice, likeness, image, performance or other publicity rights of the artist related to the song recordings, the Managing Member will be deemed to be the author and sole copyright owner of such content. Additionally, the Talent Rights Purchase Agreement provides that the artist must work with the Managing Member in good faith to mutually agree upon a social media activation strategy designed to amplify the success of the song recording subject to the agreement, including a minimum number of posts that the Managing Member may request that meet certain specifications set by the Managing Member. All of the rights obtained by the Managing Member pursuant to the Talent Rights Purchase Agreement for a particular talent’s work(s) are referred to as the TRA. For the avoidance of doubt, owner retains the right to broadcast, license, stream, perform, and otherwise use the talent’s work(s).

As an inducement to the Managing Member to enter into the Talent Rights Purchase Agreement, and as security for the performance by the owner and artist of all of their obligations under the agreement, the Talent Rights Purchase Agreement also provides that the owner grants and assigns to the Managing Member a first priority lien, copyright mortgage and security interest in and to (i) the music exploitation rights of the owner; (ii) all revenues generated from the exploitation of those music rights at any time due and payable to the owner or artist; and (iii) all accounts holding such revenues, and the copyright in the song recording (collectively referred to as the “collateral”).

There are a number of representations and warranties on the part of the owner in the Talent Rights Purchase Agreement, including that the owner has the right, power and authority to enter into the agreement and to cause the artist to fully perform all of artist’s obligations under the agreement, without having to seek or obtain approval or permission from any third party. The owner must also represent that the owner and the artist are free from any restrictions or obligations that would impinge on the rights being granted to the Managing Member, and that the song recordings do not violate or infringe upon the intellectual property or other rights of any other person or entity. The owner must further represent that the song recordings are not subject to any security interest, option, mortgage, charge or lien and that, other than the parties disclosed in the Talent Rights Purchase Agreement, no other person or entity is entitled to receive any revenues from the song recordings’ exploitation. There is also an anti-disparagement provision in the agreement, whereby if the owner or artist publicly makes any disparaging comments about the Managing Member or to any matter relating to the offering, it would constitute a material breach of the agreement.

The purchase price under the Talent Rights Purchase Agreement is due upon the satisfaction of certain conditions set forth in the agreement, including, among other conditions, the Managing Member’s receipt of confirmation that the distributor for the song recordings has been notified, and has agreed to, transmit all or a portion (as applicable) of the revenue earned from the song recordings to the Managing Member.

Each Talent Rights Purchase Agreement that our Managing Member enters into with our series will be based on a template agreement that acts as a standard baseline. A form of this standard Talent Rights Purchase Agreement is included as Exhibit 6.2 to the offering statement of which this offering circular forms a part. The foregoing is a summary of the material terms of this standard Talent Rights Purchase Agreement, which is materially consistent with the terms of definitive Talent Rights Purchase Agreement the Managing Member has entered into to date, and which we expect will be materially consistent with the terms of definitive Talent Rights Purchase Agreements entered into between our Managing Member going forward. To the extent there are material differences in a particular Talent Rights Purchase Agreement entered into with a TRA owner, it will be disclosed in the description of the particular Talent Rights Purchase Agreement described below.

Series Bedtime Talent Rights Purchase Agreement

On November 30, 2022, the Managing Member and the owner of the Series Bedtime TRA entered into a Talent Rights Purchase Agreement pursuant to which the Managing Member acquired the Series Bedtime TRA for a purchase price of $600,000 (the “Series Bedtime Talent Rights Purchase Agreement”).

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Pursuant to the Series Bedtime Talent Rights Purchase Agreement, the Managing Member acquired the following rights that comprise the Series Bedtime TRA:

•	Royalty Revenue Rights. The Managing Member acquired the right to receive 50% of the streaming revenues associated with the song “Bedtime” recorded by Lil Durk and featuring Doodie Lo, intended to be released in April 2023 as collected by the exclusive distributor of the song, Empire Distribution Inc.
•	Distribution Rights. The Managing Member acquired the ability to determine the initial date of release for the song, as well as to approve any changes to the distributor of the recording. The Series Bedtime Talent Rights Purchase Agreement also sets a standard for the commercial release and promotion of the song in accordance with a release plan that is at least as widespread as the release plan for the Lil Durk’s most successful song to date. Failure to do so would be considered a breach under the Talent Rights Purchase Agreement.
•	Promotional Rights. The Managing Member acquired the right to create any content that features the name, voice, likeness, image, performance or other publicity rights of artists related to the song recording, and the Managing Member will be deemed to be the author and sole copyright owner of such content. Additionally, the Series Bedtime Talent Rights Purchase Agreement provides that the artists must work with the Managing Member in good faith to mutually agree upon a social media activation strategy designed to amplify the success of the song recording subject to the agreement, including a minimum number of posts that the Managing Member may request that meet certain specifications set by the Managing Member.
•	Copyright Lien. The Talent Rights Purchase Agreement also provides that the owner of the Series Bedtime TRA must grant and assign to the Managing Member a first priority lien, copyright mortgage and security interest in and to (i) the music exploitation rights of the owner; (ii) all revenues generated from the exploitation of those music rights at any time due and payable to the owner or artist; and (iii) all accounts holding such revenues, and the copyright in the song recording.

The Managing Member subsequently assigned the Series Bedtime TRA to Series Bedtime via the Series Bedtime TRAAA.

The terms of the Series Bedtime Talent Rights Purchase Agreement are substantially the same as the Form of Talent Rights Purchase Agreement filed as Exhibit 6.2 to the offering statement of which this offering circular forms a part.

Series Big Havi Talent Rights Purchase Agreement

On November 28, 2022, the Managing Member and the owner of the Series Big Havi TRA entered into a Talent Rights Purchase Agreement pursuant to which the Managing Member acquired the Series Big Havi TRA for a purchase price of $10,000 (the “Series Big Havi Talent Rights Purchase Agreement”).

Pursuant to the Series Big Havi Talent Rights Purchase Agreement, the Managing Member acquired the following rights that comprise the Series Big Havi TRA:

•	Royalty Revenue Rights. The Managing Member acquired the right to receive 50% of the streaming revenues associated with the album Personal Problems 3 recorded by Javier Hardemann (p/ka/ Big Havi) intended to be released in April 2023 as collected by the exclusive distributor of the work, Slipstream.
•	Distribution Rights. The Managing Member acquired the ability to determine the initial date of release for the recordings, as well as to approve any changes to the distributor of the recordings. The Series Big Havi Talent Rights Purchase Agreement also sets a standard for the commercial release and promotion of the recordings in accordance with a release plan that is at least as widespread as the release plan for the artist’s most successful recording to date. Failure to do so would be considered a breach under the Talent Rights Purchase Agreement.
•	Promotional Rights. The Managing Member acquired the right to create any content that features the name, voice, likeness, image, performance or other publicity rights of artist’ related to the recordings, and the Managing Member will be deemed to be the author and sole copyright owner of such content. Additionally, the Series Big Havi Talent Rights Purchase Agreement provides that the artist
•	must work with the Managing Member in good faith to mutually agree upon a social media activation strategy designed to amplify the success of the recordings subject to the agreement, including a minimum number of posts that the Managing Member may request that meet certain specifications set by the Managing Member.
•	Copyright Lien. The Talent Rights Purchase Agreement also provides that the owner of the Series Big Havi TRA must grant and assign to the Managing Member a first priority lien, copyright mortgage and security interest in and to (i) the music exploitation rights of the owner; (ii) all revenues generated from the exploitation of those music rights at any time due and payable to the owner or artist; and (iii) all accounts holding such revenues, and the copyright in the recordings.

The Managing Member subsequently assigned the Series Big Havi TRA to Series Big Havi via the Series Big Havi TRAAA.

The terms of the Series Big Havi Talent Rights Purchase Agreement are substantially the same as the Form of Talent Rights Purchase Agreement filed as Exhibit 6.2 to the offering statement of which this offering circular forms a part.

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Series Luh Moody Talent Rights Purchase Agreement

On December 6, 2022, the Managing Member and the owner of the Series Luh Moody TRA entered into a Talent Rights Purchase Agreement pursuant to which the Managing Member acquired the Series Luh Moody TRA for a purchase price of $4,000 (the “Series Luh Moody Talent Rights Purchase Agreement”).

Pursuant to the Series Luh Moody Talent Rights Purchase Agreement, the Managing Member acquired the following rights that comprise the Series Luh Moody TRA:

•	Royalty Revenue Rights. The Managing Member acquired the right to receive 30% of the streaming revenues associated with 15 songs recorded and released by Jonathan Schieber (p/ka/ Luh Moody) intended to be released in 2023 as collected by the exclusive distributor of the song, Distrokids LLC.
•	Distribution Rights. The Managing Member acquired the ability to determine the initial date of release for the recordings, as well as to approve any changes to the distributor of the recordings. The Series Luh Moody Talent Rights Purchase Agreement also sets a standard for the commercial release and promotion of the recordings in accordance with a release plan that is at least as widespread as the release plan for the artist’s most successful recording to date. Failure to do so would be considered a breach under the Talent Rights Purchase Agreement.
•	Promotional Rights. The Managing Member acquired the right to create any content that features the name, voice, likeness, image, performance or other publicity rights of artist’ related to the recordings, and the Managing Member will be deemed to be the author and sole copyright owner of such content. Additionally, the Series Luh Moody Talent Rights Purchase Agreement provides that the artist must work with the Managing Member in good faith to mutually agree upon a social media activation strategy designed to amplify the success of the recordings subject to the agreement, including a minimum number of posts that the Managing Member may request that meet certain specifications set by the Managing Member.
•	Copyright Lien. The Talent Rights Purchase Agreement also provides that the owner of the Series Luh Moody TRA must grant and assign to the Managing Member a first priority lien, copyright mortgage and security interest in and to (i) the music exploitation rights of the owner; (ii) all revenues generated from the exploitation of those music rights at any time due and payable to the owner or artist; and (iii) all accounts holding such revenues, and the copyright in the recordings.

The Managing Member subsequently assigned the Series Luh Moody TRA to Series Luh Moody via the Series Luh Moody TRAAA.

The terms of the Series Luh Moody Talent Rights Purchase Agreement are substantially the same as the Form of Talent Rights Purchase Agreement filed as Exhibit 6.2 to the offering statement of which this offering circular forms a part.

Series DaylinXL Talent Rights Purchase Agreement

On December 6, 2022, the Managing Member and the owner of the Series DaylinXL TRA entered into a Talent Rights Purchase Agreement pursuant to which the Managing Member acquired the Series DaylinXL TRA for a purchase price of $4,000 (the “Series DaylinXL Talent Rights Purchase Agreement”).

Pursuant to the Series DaylinXL Talent Rights Purchase Agreement, the Managing Member acquired the following rights that comprise the Series DaylinXL TRA:

•	Royalty Revenue Rights. The Managing Member acquired the right to receive 50% of the streaming revenues associated 15 songs recorded by Dailon Little (p/ka/ DaylinXL) intended to be released in 2023 as collected by the exclusive distributor of the song, Distrokids LLC.
•	Distribution Rights. The Managing Member acquired the ability to determine the initial date of release for the recordings, as well as to approve any changes to the distributor of the recordings. The Series DaylinXL Talent Rights Purchase Agreement also sets a standard for the commercial release and promotion of the recordings in accordance with a release plan that is at least as widespread as the release plan for the artist’s most successful recording to date. Failure to do so would be considered a breach under the Talent Rights Purchase Agreement.
•	Promotional Rights. The Managing Member acquired the right to create any content that features the name, voice, likeness, image, performance or other publicity rights of artist’ related to the recordings, and the Managing Member will be deemed to be the author and sole copyright owner of such content. Additionally, the Series DaylinXL Talent Rights Purchase Agreement provides that the artist
•	must work with the Managing Member in good faith to mutually agree upon a social media activation strategy designed to amplify the success of the recordings subject to the agreement, including a minimum number of posts that the Managing Member may request that meet certain specifications set by the Managing Member.
•	Copyright Lien. The Talent Rights Purchase Agreement also provides that the owner of the Series DaylinXL TRA must grant and assign to the Managing Member a first priority lien, copyright mortgage and security interest in and to (i) the music exploitation rights of the owner; (ii) all revenues generated from the exploitation of those music rights at any time due and payable to the owner or artist; and (iii) all accounts holding such revenues, and the copyright in the recordings.

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The Managing Member subsequently assigned the Series DaylinXL TRA to Series DaylinXL via the Series DaylinXL TRAAA.

The terms of the Series DaylinXL Talent Rights Purchase Agreement are substantially the same as the Form of Talent Rights Purchase Agreement filed as Exhibit 6.2 to the offering statement of which this offering circular forms a part.

Series Envy Talent Rights Purchase Agreement

On December 6, 2022, the Managing Member and the owner of the Series Envy TRA entered into a Talent Rights Purchase Agreement pursuant to which the Managing Member acquired the Series Envy TRA for a purchase price of $4,000 (the “Series Envy Talent Rights Purchase Agreement”).

Pursuant to the Series Envy Talent Rights Purchase Agreement, the Managing Member acquired the following rights that comprise the Series Envy TRA:

•	Royalty Revenue Rights. The Managing Member acquired the right to receive 30% of the streaming revenues associated with 15 songs recorded by Dailon Little (p/ka/ Envy) intended to be released in 2023 as collected by the exclusive distributor of the song, Distrokids LLC.
•	Distribution Rights. The Managing Member acquired the ability to determine the initial date of release for the recordings, as well as to approve any changes to the distributor of the recordings. The Series Envy Talent Rights Purchase Agreement also sets a standard for the commercial release and promotion of the recordings in accordance with a release plan that is at least as widespread as the release plan for the artist’s most successful recording to date. Failure to do so would be considered a breach under the Talent Rights Purchase Agreement.
•	Promotional Rights. The Managing Member acquired the right to create any content that features the name, voice, likeness, image, performance or other publicity rights of artist’ related to the recordings, and the Managing Member will be deemed to be the author and sole copyright owner of such content. Additionally, the Series Envy Talent Rights Purchase Agreement provides that the artist must work with the Managing Member in good faith to mutually agree upon a social media activation strategy designed to amplify the success of the recordings subject to the agreement, including a minimum number of posts that the Managing Member may request that meet certain specifications set by the Managing Member.
•	Copyright Lien. The Talent Rights Purchase Agreement also provides that the owner of the Series Envy TRA must grant and assign to the Managing Member a first priority lien, copyright mortgage and security interest in and to (i) the music exploitation rights of the owner; (ii) all revenues generated from the exploitation of those music rights at any time due and payable to the owner or artist; and (iii) all accounts holding such revenues, and the copyright in the recordings.

The Managing Member subsequently assigned the Series Envy TRA to Series Envy via the Series Envy TRAAA.

The terms of the Series Envy Talent Rights Purchase Agreement are substantially the same as the Form of Talent Rights Purchase Agreement filed as Exhibit 6.2 to the offering statement of which this offering circular forms a part.

Employees

The Company does not have any employees. The Company and its series will rely on the staff of the Managing Member for its operations.

Government Regulation

The types of music royalties available to our Company are generally governed by U.S. copyright law. The Copyright Act establishes compulsory license fees for musical works categorized as “mechanical royalties” along with the writers share and publishers share of music copyright. Additionally, we may utilize other types of royalty streams, like producers share or other specific royalty generating areas that can be contractually secured.

Legal Proceedings

None of our Company or our Managing Member is presently subject to any material legal proceedings.

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Allocations of Expenses

To the extent relevant, Offering Expenses, Acquisition Expenses, and Operating Expenses, will be allocated among the various series of our Company in accordance with our Managing Member’s allocation policy. The allocation policy requires our Managing Manager to allocate items that are allocable to a specific series to be borne by, or distributed to (as applicable), the applicable series. By way of example, as of the date of this offering circular, it is anticipated that expenses will be allocated as follows:

Revenue or Expense Item	Details	Allocation Policy (if revenue or expense is not clearly allocable to a specific series)

Offering Expenses	Filing expenses related to submission of regulatory paperwork for a series’ TalentShares	Allocatable in equal share to the series in which they relate.

	Professional expenses related to the submission of regulatory paperwork for a series’ TalentShares	Allocatable in equal share to the series in which they relate.

Audit and accounting work related to the regulatory paperwork

	Escrow agent fees for the administration of escrow accounts related to each series’ TalentShares	Allocatable in equal share to the series in which they relate.

	Compliance work including diligence related to the preparation of a series	Allocatable in equal share to the series in which they relate.

	Fees to Dalmore (excluding commissions payable to Dalmore, which are not allocable and will be paid from offering proceeds at the time of investment).	Allocatable in equal share to the series in which they relate.

Acquisition Expenses

Fees, costs and expenses not otherwise paid for or assumed by the Managing Member and incurred in connection with the evaluation, discovery, investigation, development and acquisition of a TRA underlying a TRAAA.

Appraisal fees;

Research fees;

Transfer taxes;

Third party industry and due diligence expert fees;

Insurance fees;

Financing fees and interest (if the series asset was acquired using debt);

Travel and lodging related to acquisitions of series assets

Photography and videography expenses in order to prepare the online investment profile for the series asset;

Similar costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of a series asset.

To the extent Acquisition Expenses are assumed by the Managing Member and not the series directly, those Acquisition Expenses incurred by the Managing Member to acquire a TRA will be allocated to the series that is assigned that TRA pursuant to the applicable TRAAA.

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Operating Expenses

Management of the assigned rights under the TRAAA (including income taxes, valuation, marketing and utilization of the TRA)

Preparation of marketing materials

Insurance

Taxes and governmental fees

Legal fees related to litigation or regulatory investigation instituted against the Company

Custodial fees

Transfer Agent fees

Indemnification payments under the operating agreement.

Audit, accounting and bookkeeping related to the reporting requirements of the series

The costs related to efforts to monetize and/or increase the value of a TRA underlying a TRAAA, including, but not limited to, marketing and promotional activities as deemed appropriate in the Managing Member’s reasonable judgment

Appraisal and valuation fees

To the extent Operating Expenses are assumed by the Managing Member, those Operating Expenses incurred by the Managing Member will be allocated to the series for which the Managing Member assumed those particular Operating Expenses.

Notwithstanding the foregoing, our Managing Member may revise and update the allocation policy from time to time in its reasonable discretion without further notice to investors.

It should be noted that fees and commissions payable to Dalmore are not allocable expenses – rather, these fees will be paid from offering proceeds at the time of investment.

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DESCRIPTION OF PROPERTY

The Manager currently leases office space at 160 Varick Street, New York, NY 10013, which is the headquarters of the Company.

We believe that all this property is suitable and adequate for our business as most employees are working remotely.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Overview

Since its formation on July 14, 2022, our Company has been engaged primarily in organizational matters and preparing for the offerings of its series pursuant to this offering statement. As of the date of this offering circular, our Series have acquired the royalty and other rights pursuant to the various TRAAA agreements that our series have entered into with our Managing Member described in “The Underlying Assets Of Our Series” section of this offering circular.

Emerging Growth Company

Upon the completion of our initial offering, we may elect to become a public reporting Company under the Exchange Act. We will qualify as an “emerging growth Company” under the JOBS Act. As a result, we will be permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth Company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth Company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth Company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth Company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1.07 billion in non-convertible debt during the preceding three year period.

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Operating Results

Revenues are generated at the series level. Our Company was formed on July 14, 2022, and has established a fiscal year end of January 31. As of July 31, 2022, none of our series had generated any revenues.

None of our series have commenced any offerings of TalentShares, and therefore none of our series have received any proceeds from such offerings, nor have our series received any revenues from TRAAAs.

We do not expect our series to generate any revenues until June 2023, assuming the SEC has qualified this offering statement of which this offering circular forms a part by that date.

We have normal operating expenses as well as planned additional expenses related to obtaining qualification of the offering statement of which this offering circular forms a part and the infrastructure investment needed to support our business operations.

Liquidity and Capital Resources

As of July 31, 2022, neither our Company nor any series had any cash or cash equivalents. As of July 31, 2022, the Company owed $27,000 to its Managing Member for legal and professional fees paid by the Managing Member on the Company’s behalf. As of the date of this offering circular, the Company’s Series (Series Bedtime, Series Big Havi, Series Luh Moody, Series DaylinXL, and Series Envy) have each entered into TRAAAs with our Managing Member in exchange for a grand total of $622,000 in Underwriting Debt, which is owed by the series to an affiliate of the Managing Member. See “Interest Of Management And Others In Certain Transactions” for a description of the terms of these agreements.

The majority of the proceeds of each series’ offering will go towards repayment of the associated Underwriting Debt of that series assumed from the Managing Member as consideration for the Managing Member assigning revenue rights to the series under a TRAAA.

The Company does not owe any amounts to its Managing Member as of the date of this offering circular.

Plan of Operations

Each series intends to receive revenues from the sources set forth in the applicable TRAAA. We estimate that a series of our Company may receive enough revenues to make distributions to investors within twenty four months of the closing date of that series’ offering.

We believe that the proceeds from the offerings will satisfy our cash requirements for at least the next six months to implement the foregoing plan of operations.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The Managing Member

Our Company operates under the direction of Exceed Talent Capital LLC, our Managing Member. The Managing Member is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Managing Member is responsible for identifying and acquiring TRAs to later assign to our series, as well as directing or performing the day-to-day business affairs of our Company and its series. The Managing Member is a wholly-owned subsidiary of Exceed Talent Capital Ltd., which is the owner of the Exceed Platform. Exceed Talent Capital Ltd., however, has no role in the management of our Company or the Managing Member.

Directors, Executive Officers and Key Employees of our Managing Member

The authority and functions of the Managing Member for our Company and its series are similar to the authority and functions of the board of directors and executive officers, respectively, of a corporation organized under the General Corporation Law of the State of Delaware. The following table sets forth the name and position of each of the current executive officers, directors and significant employees of our Managing Member.

Name	Position	Age	Term of Office (Beginning)	Approximate hours per week for part-time employees

Anthony Martini	President, Chief Executive Officer	43	October 21, 2022	20

Philip Schajer	Chief Financial Officer	47	October 21, 2022	20

Julian Menkin	Head of Strategy and Marketing	30	October 21, 2022	20

Anthony Martini, President, Chief Executive Officer

Anthony Martini began as an artist manager skilled in developing unknown talent into worldwide superstars. After years managing successful clients like Tyga and Lil Dicky, Martini saw an emerging opportunity in music streaming and founded his own independent record label called Commission Records in 2015. He quickly built Commission Records into a successful enterprise, amassing billions of streams, multiple platinum releases, and a top 10 ranking among urban labels (ahead of notable labels like Rocnation and 300ent) earning recognition by Billboard magazine as an R&B/ Hip-Hop Power Player. With a company valuation of $20 million, he sold Commission Records to Big Noise Music Group in 2019 before taking over as CEO of Royalty Exchange, the world’s largest royalty investment platform., in March of 2021 With the rise of music royalties as an alternative asset class Royalty Exchange has closed over $90 million in deals across over 1,000 transactions to date. Throughout his career, Martini has consistently found ways to disrupt old music business models while empowering Artists.

Philip Schajer, Chief Financial Officer

Philip is a CFO with 25 years of experience across a range of entities and sectors. His wide range of experience has allowed him to take a central role at Exceed in transaction structuring and execution, international tax, regulatory compliance, investor relations and financial operations. Philip also has many years of experience in corporate governance matters and has advised the boards of a number of investment entities around the world, as well as taking senior roles within charitable organizations. Prior to joining Exceed in 2020, Philip was CFO/COO at Excellion Capital, a corporate finance firm, which he helped establish from the ground up after joining in 2007. There he assisted with a wide range of cross-border strategic advisory and investment transactions, across several diverse industries. He then added a focus on the fintech, alternative credit and marketplace industries, and in this capacity was instrumental in launching Fintex Capital in 2015, an affiliate of Excellion Capital, and a firm recognized as one of Europe’s leading alternative credit Asset Managers. Before joining Excellion, Philip was CFO in a PE backed luxury retail business, which he joined shortly after qualifying as a Chartered Accountant in the UK back in 2002. He graduated from Leeds University with a BA (Hons.) in International Studies.

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Julian Menkin, Head of Strategy and Marketing

Julian Menkin is a composer, executive, and entrepreneur with more than a decade of experience working at the intersection of technology and intellectual property. As a composer, he has written music for primetime and syndicated programming across networks such as HBO, FOX, History Channel, Showtime, ABC and Fox. Julian has overseen the production and publishing administration of a team of over a dozen writers creating music across the spectrum of US based television programming. He is co-founder and CEO of Persona Music, a music catalog administrator and SaaS platform with over 10,000 copyrights under management spanning film score, top trailer houses for Marvel and Disney, primetime television programming, artist driven music, and Blue Chip heritage music. Persona Music was founded in 2020, and its proprietary licensing and administration platform allows digital creators to license high volumes of music for digital content while automating multi-platform copyright clearance and royalty payouts to hundreds of composers on a quarterly basis. Julian has advised international brands in Web3 and blockchain integration, most notably the Ultraman franchise owned by Tsuburaya. Julian Studied music composition at Columbia College Chicago.

There are no family relationships between any director, executive officer, person nominated or chosen to become a director or executive officer or any significant employee of our Managing Member.

To the best of our knowledge, none of the directors or executive officers of the Managing Member has, during the past five years:

•	been convicted in a criminal proceeding (excluding traffic violations and other minor offences); or

•	had any petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Responsibilities of our Managing Member

The Managing Member is responsible for directing the operations of our business, directing our day-to-day affairs, and implementing our investment strategy. The Managing Member is responsible for identifying the assets to be purchased from the offerings of the series of our Company, as well as directing or performing the day-to-day business affairs of our Company and its series. Certain of its responsibilities include:

•	evaluating TRA acquisitions and terms of related TRAAAs;

•	evaluating any third party offers for TRA acquisitions;

Advisory Board

Our Managing Member will establish an Advisory Board that will assist our Company in its business decisions (such as the creation of a new series) and will assist our series in making decisions with respect to asset acquisitions and management of series assets. The members of the Managing Member are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

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COMPENSATION OF THE MANAGING MEMBER

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by our Company. The Managing Member manages our day-to-day affairs, oversees the review, selection and recommendation of investment opportunities, manages acquired investments of our series, and monitors the performance of these investments to ensure that they are consistent with our investment objectives. As compensation for the Managing Member’s services, the Managing Member is entitled to the “Management Fee” and “Sourcing Fee”, as described below.

Management Fee

5% of gross income of a series, payable to the Managing Member each quarter.

Sourcing Fee

The Managing Member of our Company will receive a one-time fee equal to (i) 5% of the TalentShares issued in a series’ offering as compensation for due diligence services in evaluating, investigation and discovering the underlying assets; and (ii) a cash fee equal to 5% of the cash value of the TRA being assigned pursuant to the TRAAA (together, the “Sourcing Fee”). The TalentShares issued in satisfaction of the Sourcing Fee will be issued at the final closing of a series’ offering.

Neither our Managing Member nor its affiliates will receive any selling commissions or dealer manager fees in connection with any offering of our series. See “Plan of Distribution and Selling Securityholders—Fees and Expenses” and “Use of Proceeds” for further details.

To date, the Managing Member has not received any Sourcing Fee or Management Fee.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

As of the date of this offering circular, there are no outstanding membership interests in our Company our any of its series.

Our Managing Member is owned by Exceed Talent Capital Ltd, and is managed by the individuals set forth under the “Directors, Executive Officers and Key Employees of our Managing Member” subsection of this offering circular.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

TRAAAs

Series Bedtime

On March 21, 2023, Series Bedtime and the Managing Member entered into the Series Bedtime TRAAA, pursuant to which Series Bedtime acquired the royalty and other rights described in “The Underlying Assets Of Our Series” section of this offering circular in exchange for agreeing to a debt assignment from the Managing Member to Series Bedtime of $600,000 in Underwriting Debt.

The terms of the Series Bedtime TRAAA are substantially the same as the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part. Additionally, the terms of the Underwriting Debt assumed by Series Bedtime are substantially the same as the Form of Underwriting Agreement set forth in Exhibit A to the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

Series Big Havi

On March 21, 2023, Series Big Havi and the Managing Member entered into the Series Big Havi TRAAA, pursuant to which Series Big Havi acquired the royalty and other rights described in “The Underlying Assets Of Our Series” section of this offering circular in exchange for agreeing to a debt assignment from the Managing Member to Series Big Havi of $10,000 in Underwriting Debt.

The terms of the Series Big Havi TRAAA are substantially the same as the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part. Additionally, the terms of the Underwriting Debt assumed by Series Big Havi are substantially the same as the Form of Underwriting Agreement set forth in Exhibit A to the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

Series Luh Moody

On March 21, 2023, Series Luh Moody and the Managing Member entered into the Series Luh Moody TRAAA, pursuant to which Series Luh Moody acquired the royalty and other rights described in “The Underlying Assets Of Our Series” section of this offering circular in exchange for agreeing to a debt assignment from the Managing Member to Series Luh Moody of $4,000 in Underwriting Debt.

The terms of the Series Luh Moody TRAAA are substantially the same as the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part. Additionally, the terms of the Underwriting Debt assumed by Series Luh Moody are substantially the same as the Form of Underwriting Agreement set forth in Exhibit A to the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

Series DaylinXL

On March 21, 2023, Series DaylinXL and the Managing Member entered into the Series DaylinXL TRAAA, pursuant to which Series DaylinXL acquired the royalty and other rights described in “The Underlying Assets Of Our Series” section of this offering circular in exchange for agreeing to a debt assignment from the Managing Member to Series DaylinXL of $4,000 in Underwriting Debt.

The terms of the Series DaylinXL TRAAA are substantially the same as the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part. Additionally, the terms of the Underwriting Debt assumed by Series DaylinXL are substantially the same as the Form of Underwriting Agreement set forth in Exhibit A to the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

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Series Envy

On March 21, 2023, Series Envy and the Managing Member entered into the Series Envy TRAAA, pursuant to which Series Envy acquired the royalty and other rights described in “The Underlying Assets Of Our Series” section of this offering circular in exchange for agreeing to a debt assignment from the Managing Member to Series Envy of $4,000 in Underwriting Debt.

The terms of the Series Envy TRAAA are substantially the same as the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part. Additionally, the terms of the Underwriting Debt assumed by Series Envy are substantially the same as the Form of Underwriting Agreement set forth in Exhibit A to the Form of TRAAA filed as Exhibit 6.1 to the offering statement of which this offering circular forms a part.

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SECURITIES BEING OFFERED

The following is a summary of the principal terms of our TalentShares, and is qualified by reference to, the operating agreement, a form of which attached hereto as Exhibit 2.2, and the subscription agreements, a form of which is attached hereto as Exhibit 4, relating to the purchase of the TalentShares offered hereby. The operating agreement will be executed prior to qualification. Capitalized terms used in this summary that are not defined shall have the meanings ascribed thereto in the operating agreement.

General

Our Company is offering on limited liability company membership interests, or TalentShares, in each series of our Company. Investing in TalentShares is an investment only in the particular series that is issuing those TalentShares, and not an investment in our Company as a whole. In accordance with the LLC Act, any series of TalentShares established by our Company will be a separate series of TalentShares of our Company and not in a separate legal entity.

TalentShares of a series provide an ownership interest in that particular series only. An investor who invests in a particular series’ offering of TalentShares will not have any ownership interest in any other series of our Company (or such series’ assets) by virtue of that investment alone. Investors may, however, purchase TalentShares in multiple series of our Company.

Section 18-215(b) of the LLC Act provides that, if certain conditions are met (including that certain provisions are in the formation and governing documents of the series limited liability company, and if the records maintained for any such series account for the assets associated with such series separately from the assets of the limited liability company, or any other series), then the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable only against the assets of such series and not against the assets of the limited liability company generally or any other series. Accordingly, our Company expects our Managing Member to maintain separate, distinct records for each series and its associated assets and liabilities. As noted in the “Risk Factors” section, the limitations on inter-series liability provided by Section 18-215(b) have never been tested in federal bankruptcy courts and it is possible that a bankruptcy court could determine that the assets of one series should be applied to meet the liabilities of the other series or the liabilities of our Company generally where the assets of such other series or of our Company generally are insufficient to meet our Company’s liabilities.

Section 18-215(c) of the LLC Act provides that a series established in accordance with Section 18-215(b) may carry on any lawful business, purpose or activity, other than the business of banking, and has the power and capacity to, in its own name, contract, hold title to assets (including real, personal and intangible property), grant liens and security shares, and sue and be sued.  We intend for each series to conduct its business and enter into contracts in its own name to the extent such activities are undertaken with respect to a particular series and title to the relevant underlying assets will be held by, or for the benefit of, the relevant series.

All of the TalentShares offered by this offering circular will be duly authorized and validly issued. Upon payment in full of the consideration payable with respect to the TalentShares, as determined by our Managing Member, the holders of the TalentShares will not be liable to our Company to make any additional capital contributions (except for the return of distributions under certain circumstances as required by Sections 18-215, 18-607 and 18-804 of the LLC Act). Holders of the TalentShares offered hereby have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any shares and no preferential rights to distributions.

In general, the holders of each series of our TalentShares (which may include the Managing Member, its affiliates, or other third parties to which our Managing Member issues TalentShares) will participate in the available Free Cash Flow derived from the underlying assets related to the series, less any Management Fees payable to our Managing Member (as described in “—Distribution Rights” below). Our Managing Member may sell TalentShares from time to time.

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Distribution Rights

All revenues earned by a series is expected to be received pursuant to that series’ TRAAA, which entitles the series to, among other rights, revenues generated by certain talent’s works. As such, the performance of each series will be determined by the success of the talent’s works in generating revenues. As revenues (from music royalties or otherwise) are earned by a series pursuant to a TRAAA, our Managing Member will place all those revenues in a designated bank account for that series.

Under our operating agreement, distributions of that revenue can only be paid out when there is a determination by our Managing Member regarding the value of the “Free Cash Flow” of the series. Free Cash Flow of a series consists of the net income (as determined under GAAP) generated by such series plus any change in net working capital and depreciation and amortization (and any other non-cash Operating Expenses and less any capital expenditures related to the underlying assets related to such series and/or any non-operating income resulting from a monetization event (i.e. the sale of series assets).

To the extent there is Free Cash Flow for a series, our Managing Member intends to declare and pay distributions to the holders of TalentShares of that series on a pro-rata basis of such Free Cash Flow after (a) payment of accrued Management Fees, (b) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations, including any accrued interest as there may be, and (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future Operating Expenses.

Our Managing Member has sole discretion in determining the timing and amount of distributions of Free Cash Flow, if any, made to holders of each series’ TalentShares except as otherwise limited by law or the operating agreement. To the extent there is Free Cash Flow available, the Managing Member intends to make distributions to holders of TalentShares on a quarterly basis.

Timing and Amount of Distributions

Our Managing Member has sole discretion in determining the timing and amount of distributions of Free Cash Flow, if any, made to holders of each series’ TalentShares except as otherwise limited by law or the operating agreement.

To the extent there is Free Cash Flow available, the Managing Member intends to make distributions to holders of TalentShares on a quarterly basis.

Investors do not have any rights under our operating agreement to audit, or otherwise receive an explanation regarding, decisions regarding their distribution rights. There is no guarantee that there will be sufficient Free Cash Flow of a series to make distributions to holders of TalentShares.

Example of Distributions

By way of example: Artist X is the creator of a number of songs for which Owner X owns the royalties. Distributor Y pays Owner X royalties on a quarterly basis, and Owner X receives payments each quarter resulting from proceeds generated from his streaming activity. In January 2024, our Managing Member enters into a contract with Artist X pursuant to which the Managing Member purchases, among other rights, the royalty streaming income rights to an Artist X song or album. After consummating such purchase, our Managing Member is entitled to receive those quarterly royalty payments from Distributor Y. Investors are invited to purchase TalentShares in the Series Artist X, with the goal of raising funds to purchase, through a TRAAA with the Managing Member, the royalty streaming income rights acquired by the Managing Member, entitling the investors to a portion of the payments paid by Distributor Y to our Company. Assuming the offering is successful, the offering of Series Artist X TalentShares will close, Series Artist X will enter into the Series Artist X TRAAA, and investors will receive Series Artist X TalentShares. At the end of the quarter (March 31, 2024), $5,000 of streaming income is paid to Series Artist X by Distributor Y. Those funds are deposited into a designated bank account for the benefit of the Series Artist X TalentShareholders and will remain there until distributed to the Series Artist X TalentShareholders (maximum of 45 days after March 31, 2024). On the day the $5,000 is distributed, a Management Fee of 5% will be deducted and paid to the Manager, and then each Artist X TalentShareholder will receive his or her pro rata share of the $4,750 based on number of TalentShares owned, less any deductions as determined by the Managing Member for Series Artist X’s operating reserves or amounts owed to the Managing Member. If there are 100 Artist X TalentShares, and 10 investors each have 10 TalentShares, then each TalentShareholder would receive $47.50 (less such holder’s pro-rata share of Series Artist X’s reimbursement obligations to the Managing Member or reserves as determined by the Managing Member). Each investor at 10 TalentShares would receive $475 in total (less such investor’s pro-rata share of Series Artist X’s reimbursement obligations to the Managing Member or reserves as determined by the Managing Member).

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Electronic Issuance

All TalentShares will be issued in electronic form only, and maintained through the Exceed Platform.

Minimum Purchase Amount

Investments may be made in denominations of $10 and integral multiples of $10.

Expected Rate of Return

There is no expected rate of return for the TalentShares because of the variable nature of the income streams we expect to collect pursuant to the TRAAAs that we enter into.

Management Fee

For its management services, each series will pay the Managing Member a Management Fee equal to 5% of the income generated and received by that series quarterly.

No Redemption Provisions

No series of our TalentShares are redeemable.

No Registration Rights

There are no registration rights in respect of any series of our TalentShares.

Limited Voting Rights

Our Managing Member is not required to hold an annual meeting of TalentShare holders. The operating agreement provides that meetings of TalentShare holders may be called by our Managing Member and a designee of our Managing Member will act as chairman at such meetings. TalentShare holders do not have any voting rights as a shareholder in our Company or a series except with respect to:

•	the removal of our Managing Member for cause as described below;

•	the dissolution of our Company upon the for-cause removal of our Managing Member; and

•	an amendment to the operating agreement that would:

○	adversely affect the rights of a TalentShare holder in any material respect;

○	reduce the voting percentage required for any action to be taken by the TalentShare holders in our Company under the operating agreement;

○	change the situations in which our Company and any series can be dissolved or terminated;

○	change the term of our Company (other than the circumstances provided in the operating agreement); or

○	give any person the right to dissolve our Company.

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Our Managing Member can only be removed as Managing Member of our Company and each series in the event our Managing Member is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a series or our Company which has a material adverse effect on our Company.

When entitled to vote on a matter, each TalentShare holder will be entitled to one vote per TalentShare held by it on all matters submitted to a vote of the TalentShare holders of an applicable series or of the TalentShare holders of all series of our Company, as applicable.  The removal of our Managing Member as Managing Member of our Company and all series must be approved by two-thirds of the votes that may be cast by all TalentShare holders in any series of our Company. All other matters to be voted on by the TalentShare holders must be approved by a majority of the votes cast by all TalentShare holders in any series of our Company present in person or represented by proxy.

Our Managing Member or its affiliates (if they hold TalentShares) may not vote as a shareholder in respect of any matter put to the TalentShare holders. However, the submission of any action of our Company or a series for a vote of the TalentShare holders shall first be approved by our Managing Member and no amendment to the operating agreement may be made without the prior approval of our Managing Member that would decrease the rights of our Managing Member or increase the obligations of our Managing Member thereunder.

Our Managing Member has broad authority to take action with respect to our Company and any series. See “Directors, Executive Officers and Significant Employees—The Managing Member” for more information. Except as set forth above, our Managing Member may amend the operating agreement without the approval of the TalentShare holders to, among other things, reflect the following:

•	the merger of our Company, or the conveyance of all of the assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in the legal form into another limited liability entity;

•	a change that our Managing Member determines to be necessary or appropriate to implement any state or federal statute, rule, guidance or opinion;

•	a change that our Managing Member determines to be necessary or appropriate for our Company to qualify as a limited liability company under the laws of any state or to ensure that each series will continue to qualify as a corporation for U.S. federal income tax purposes;

•	an amendment that our Managing Member determines, based upon the advice of counsel, to be necessary or appropriate to prevent our Company, our Managing Member, or the officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act or “plan asset” regulations adopted under ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	any amendment that our Managing Member determines to be necessary or appropriate for the authorization, establishment, creation or issuance of any additional series;

•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of the operating agreement;

•	any amendment that our Managing Member determines to be necessary or appropriate for the formation by our Company of, or its investment in, any corporation, partnership or other entity, as otherwise permitted by the operating agreement;

•	a change in the fiscal year or taxable year and related changes; and

•	any other amendments which our Managing Member deems necessary or appropriate to enable our Managing Member to exercise its authority under the Agreement.

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In each case, our Managing Member may make such amendments to the operating agreement provided our Managing Member determines that those amendments:

•	do not adversely affect the TalentShare holders (including any particular series of TalentShares as compared to other series of TalentShares) in any material respect;

•	are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•	are necessary or appropriate to facilitate the trading of TalentShares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the TalentShares may be listed for trading, compliance with any of which our Managing Member deems to be in the best TalentShares of our Company and the TalentShare holders;

•	are necessary or appropriate for any action taken by our Managing Member relating to splits or combinations of TalentShares under the provisions of the operating agreement; or

•	are required to effect the intent expressed in this prospectus or the intent of the provisions of the operating agreement or are otherwise contemplated by the operating agreement.

Furthermore, our Managing Member retains sole discretion to create and set the terms of any new series and will have the sole power to acquire, manage and dispose of underlying asset of each series.

Liquidation Rights

Liquidation of our Company

The operating agreement provides that our Company will remain in existence until the earlier of the following: (i) the election of our Managing Member to dissolve it; (ii) the sale, exchange or other disposition of substantially all of the assets of our Company; (iii) the entry of a decree of judicial dissolution of our Company; (iv) at any time that our Company no longer has any members, unless the business is continued in accordance with the LLC Act; and (v) a vote by a majority of all TalentShare holders of our Company following the for-cause removal of our Managing Member. Under no circumstances may our Company be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members who hold more than two-thirds of the TalentShares in the profits of our Company).

Liquidation of a Series

A series will remain in existence until the earlier of the following: (i) the dissolution of our Company, (ii) the election of our Managing Member to dissolve such series; (iii) the sale, exchange or other disposition of substantially all of the assets of the series; or (iv) at any time that the series no longer has any members, unless the business is continued in accordance with the LLC Act.  Under no circumstances may a series of TalentShares be wound up in accordance with Section 18-801(a)(3) of the LLC Act (i.e., the vote of members holding more than two-thirds of the TalentShares in the profits of the series).

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In connection with the liquidation of a series, whether as a result of the dissolution of our Company or the termination of such series, any amounts remaining after payment of accrued Management Fees outstanding as of the date of the liquidation, and net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), will be applied and distributed as follows:

•	Unless otherwise specified in a Series Designation, 5% to Managing Member of such series and 95% to the holders of TalentShares of the series on an equal per TalentShare basis.

Upon the occurrence of any such event, our Managing Member (or a liquidator selected by our Managing Member) is charged with winding up the affairs of the series, as applicable, and liquidating its assets. Upon the liquidation of a series or our Company as a whole, as applicable, the underlying assets will be liquidated, and all remaining property and all Free Cash Flows in excess of that required to discharge liabilities will be distributed to the holders of the TalentShares of the series on an equal per TalentShare basis.

We note that the rights under the TRAAAs our series acquire are generally in perpetuity for the life of the rights. As such, it is unlikely that a series would be liquidated, unless it the Managing Member sells the TRAAA on behalf of the Series (which the Managing Member is generally not seeking to do, but would evaluate offers if they are received).

Monetization Event

A “Monetization Event” means a final sale or disposition of the assets held by a particular series of our Company. Pursuant to our operating agreement, any amounts available for distribution following a Monetization Event after payment to the Managing Member of accrued Management Fees up to the date of the Monetization event, Operating Expenses, the creation of such reserves as the Managing Member deems necessary, and after payment of any other fees, costs and liabilities (as determined by the Managing Member in its sole discretion), will be applied and distributed as follows:

•	Unless otherwise specified in a Series Designation, 5% to Managing Member of such series and 95% to the holders of TalentShares of the series on an equal per TalentShare basis.

As a matter of practice, we generally does not expect to sell the assets acquired by our series. But the Managing Member may decide to sell a series’ assets if the Managing Member deems it to be in the best interest of the series.

Transfer Restrictions

Each series of TalentShares are subject to restrictions on transferability. A holder of TalentShares may not transfer, assign or pledge its TalentShares without the consent of our Managing Member. Our Managing Member may withhold consent in its sole discretion, including when our Managing Member determines that such transfer, assignment or pledge would result in (a) there being more than 2,000 beneficial owners in such series or more than 500 beneficial owners in such series that are not “accredited investors” (provided that our Managing Member may waive such limitations), (b) the assets of such series being deemed “plan assets” for purposes of ERISA, (c) a change of U.S. federal income tax treatment of our Company and/or such series, or (d) our Company, such series or our Managing Member being subject to additional regulatory requirements. The transferring holder is responsible for all costs and expenses arising in connection with any proposed transfer (regardless of whether such sale is completed) including any legal fees incurred by us or any broker or dealer, any costs or expenses in connection with any opinion of counsel and any transfer taxes and filing fees. The restrictions on transferability listed above will also apply to any resale of TalentShares via on PPEX (see further below).

Our Managing Member may transfer all or any portion of the TalentShares held by it from time to time, in accordance with applicable securities laws, either directly or through brokers or otherwise.

Additionally, unless and until the TalentShares are listed or quoted for trading, there are restrictions on the holder’s ability to the pledge or transfer the TalentShares. There can be no assurance that we will, or will be able to, register our TalentShares for resale. Therefore, investors may be required to hold their TalentShares indefinitely. Please refer to the subscription agreement for additional information regarding these restrictions. To the extent certificated, the TalentShares issued in each offering will bear a legend setting forth these restrictions on transfer and any legends required by state securities laws.

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Finally, any transferees will be required to agree to adhere to the terms of our operating agreement, including the jury trial waiver and forum selection provisions contained in the operating agreement.

Trading on PPEX

We intend to seek a quotation of each of our series’ TalentShares on PPEX, the ATS operated by North Capital Investment Technology, Inc. (“North Capital”). In order to do so, we will enter into a listing agreement with North Capital, and a secondary market trading agreement with Dalmore. Assuming that our application is successful, sellers will be able to have TalentShares that they wish to sell quoted on PPEX. Dalmore, as the secondary market trading broker, will be entitled to a commission on sales made on PPEX. There can be no assurance as to the volume of pricing of any trading on PPEX. Any sales on PPEX will be subject to the conditions of and restrictions on transfer set out above, and will also be subject to any applicable fees related to such sales on the PPEX.

The Company may enter into other arrangements with one or more additional ATS operators, including those that may be affiliates of the Company, depending on certain factors such as, but not limited to, pricing, liquidity and technology.

Agreement to be Bound by the Operating Agreement; Power of Attorney

By purchasing TalentShares, the investor will be admitted as a member of our Company and will be bound by the provisions of, and deemed to be a party to, the operating agreement. Pursuant to the operating agreement, each investor grants to our Managing Member a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Managing Member the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, the operating agreement.

Duties of Officers

The operating agreement provides that, except as may otherwise be provided by the operating agreement, the property, affairs and business of each series of our Company will be managed under the direction of our Managing Member.  Our Managing Member has the power to appoint the officers and such officers have the authority and exercise the powers and perform the duties specified in the operating agreement or as may be specified by our Managing Member.

We may decide to enter into separate indemnification agreements with the directors and officers of our Company or our Managing Member. If entered into, each indemnification agreement is likely to provide, among other things, for indemnification to the fullest extent permitted by law and the operating agreement against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements may also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to our Company if it is found that such indemnitee is not entitled to such indemnification under applicable law and the operating agreement.

Exclusive Jurisdiction

Under Section 15.08 of our operating agreement, any dispute in relation to the operating agreement is subject to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and each investor will covenant and agree not to bring any such claim in any other venue. If a holder of the TalentShares were to bring a claim against our Company or our Managing Member pursuant to the operating agreement, it would have to do so in the Delaware Court of Chancery. Notwithstanding the foregoing, if, for any reason, the Delaware Chancery Court does not have jurisdiction over an action, then the action may be brought in other federal or state courts located in Delaware.

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We believe the provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies and in limiting our litigation costs, the forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted the provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. We believe that the exclusive forum provision applies to claims arising under the Securities Act, but there is uncertainty as to whether a court would enforce such a provision in this context. Further, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision would require suits to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction to be brought in federal court located in Delaware. Investors will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Waiver of Right to Trial by Jury

Our operating agreement provides that each investor waives the right to a jury trial for any claim they may have against us arising out of, or relating to, the operating agreement and any transaction arising under that agreement, which could include claims under federal securities law.

Further, our subscription agreement that investors will execute when investing a series of our Company also provides that subscribers waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement. This jury trial waiver also applies to claims arising under federal securities laws.

If we opposed a jury trial demand based on either waiver, a court would determine whether such waiver was enforceable given the facts and circumstances of that case in accordance with applicable case law. Meaning that if either jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement or operating agreement, as applicable, with a jury trial. Furthermore, no condition, stipulation or provision of either agreement serves as a waiver by any holder of our TalentShares or by us of compliance with any substantive provision of the federal securities laws and the rules and regulations promulgated under those laws.

The jury trial waiver in both our operating agreement and subscription agreement will also be apply to purchasers of investors’ TalentShares in secondary transactions (i.e. TalentShares sold on PPEX).

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FINANCIAL STATEMENTS

OF

EXCEED TALENT CAPITAL HOLDINGS LLC

F-1

F-2

To the Managing Member of

Exceed Talent Capital Holdings, LLC

Lewes, Delaware

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying financial statement of Exceed Talent Capital Holdings, LLC (the “Company”) which comprise the balance sheet as of July 14, 2022 (inception), and the related notes to the financial statement.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Company as of July 14, 2022 (inception) in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statement has been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statement, the Company has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of July 14, 2022 (inception). These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statement does not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

F-3

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the financial statement in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statement is available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statement.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Artesian CPA, LLC

Denver, Colorado

December 7, 2022

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-4

EXCEED TALENT CAPITAL HOLDINGS, LLC

BALANCE SHEET

As of July 14, 2022 (inception)

(US$)
Assets:
Cash	$–
Total Assets	$–

Liabilities and Member’s Equity
Liabilities:
Accounts payable and accrued expenses	$–
Due to related party	–
Total Liabilities	–

Member’s Equity	–

Total Liabilities and Member’s Equity	$–

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of this financial statement.

F-5

EXCEED TALENT CAPITAL HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of July 14, 2022 (inception)

NOTE 1: NATURE OF OPERATIONS

Exceed Talent Capital Holdings, LLC (the “Company”) is a Delaware series limited liability company formed on July 14, 2022 under the laws of Delaware. The Company was formed to offer an opportunity for fans to invest, earn, interact, influence, and celebrate talent through public investment in, and acquisition of, underlying income streams generated by musicians and creative artists, each of which will be owned by separate series of the Company, or “Series”, that management of the Company intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Company is managed by Exceed Talent Capital LLC, a Delaware series limited liability company (the "Manager" or "Managing Member").

As of July 14, 2022 (inception), the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to comments the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Use of Estimates

The preparation of the financial statement in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements as noted below. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from each Series offering.

F-6

EXCEED TALENT CAPITAL HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of July 14, 2022 (inception)

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximates their fair value.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Acquisition and Offering Expenses

All asset acquisition expenses, offering expenses, sourcing fees, and brokerage fees in connection with any initial offering and the sourcing and acquisition of Series Assets shall be borne by the relevant Series, except an unsuccessful offering in which case all abort costs shall be borne by the Manager.

Allocation Policy

The Manager will allocate revenues and costs among the various Series. The allocation policy requires that items not related to a specific Series will be allocated in accordance with its allocation policy, in equal shares to the Series in which they relate, as determined by the Manager. The Manager may amend the allocation policy in its sole discretion from time to time.

All, offering expenses, acquisition expenses and operating expenses shall be allocated by the Manager in accordance with the allocation policy.

The Manager, in its sole discretion may defer or waive any fee payable to it under the operating agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

F-7

EXCEED TALENT CAPITAL HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of July 14, 2022 (inception)

Operating Expenses

Each Series shall be responsible for its operating expenses. The Manager will bear its own expenses of an ordinary nature. If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its operating expenses, the Manager may: (a) issue additional interests in such Series; (b) pay such excess operating expenses and not seek reimbursement; and/or (c) enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess operating expenses (the “Operating Expenses Reimbursement Obligation”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the applicable federal rate on any operating expenses reimbursement obligation). The Operating Expenses Reimbursement Obligation shall become repayable when cash becomes available.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in this financial statement. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statement, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statement. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction. The Company intends for each Series to make an election to be taxed as a corporation, though it may, in its sole discretion, elect to maintain taxation as a disregarded entity.

NOTE 3: GOING CONCERN

The accompanying balance sheet has been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of July 14, 2022 (inception). These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The balance sheet does not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

EXCEED TALENT CAPITAL HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of July 14, 2022 (inception)

NOTE 4: MEMBER’S EQUITY

Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

Any amounts available for distribution following a monetization event after (a) payment of accrued management fees up to the date of the monetization event, (b) repayment of any amounts outstanding under operating expenses reimbursement obligations including any accrued interest as there may be, (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future operating expenses and (d) after payment of any other fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows: 5% to the Managing Member and 95% to the members pro rata to their interests.

Any amounts available for distribution following the liquidation of a Series, after payment of management fees payable through the date of liquidation, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be distributed as follows: 5% to the Managing Member and 95% to the members pro rata to their interests.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

Each Series may retain certain of the Managing Member’s Affiliates for necessary services relating to our investments or our operations, including any administrative services and other management services.

Unless otherwise set forth in the applicable Series designation, the Managing Member or its Affiliates shall, as at the closing of any initial offering of a Series, acquire 5% of the interests of the Series being issued pursuant to such initial offering.

Unless otherwise set forth in the applicable Series designation, the Managing Member shall be entitled to payment of a management fee upon receipt of gross income by a Series, equal to 5% of the gross income. The Managing Member, in its sole discretion, may accept payment of the management fee by causing the Series to accrue such management fees, which shall be paid to the Managing Member prior to any distributions to members.

F-9

EXCEED TALENT CAPITAL HOLDINGS, LLC

NOTES TO FINANCIAL STATEMENTS

As of July 14, 2022 (inception)

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. We are continuing to evaluate the impact of this new standard on our financial reporting and disclosures.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statement. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 8: SUBSEQUENT EVENTS

The Company intends to initiate a Regulation A offering of its series membership interests in 2022.

Management has evaluated all subsequent events through December 7, 2022, the date the financial statement was available to be issued. There are no other material events requiring disclosure or adjustment to the financial statement.

F-10

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

BALANCE SHEET (UNAUDITED)

as of July 31, 2022

(US$)
Assets:
Cash	$–
Total Assets	$–

Liabilities and Member’s Equity/(Deficit)
Liabilities:
Accounts payable and accrued expenses	$27,000
Due to related party	–
Total Liabilities	27,000

Member’s Equity/(Deficit)	(27,000)

Total Liabilities and Member’s Equity/(Deficit)	$–

The accompanying notes to the financial statements are an integral part of these financial statements

F-11

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

STATEMENT OF OPERATIONS (UNAUDITED)

For the period from July 14, 2022 (inception) to July 31, 2022

(US$)
Revenue	$–

Operating expenses:
Marketing & Promotional Activities	–
Legal and professional fees	27,000
Total operating expenses	27,000

Loss from operations	(27,000)

Net loss	$(27,000)

In the opinion of management all adjustments necessary in order to make these financial statements not misleading have been included.

The accompanying notes to the financial statements are an integral part of these financial statements

F-12

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

STATEMENT OF CHANGES IN MEMBER’S EQUITY/(DEFICIT) (UNAUDITED)

For the period from July 14, 2022 (inception) to July 31, 2022

(US$)
Balance at July 14, 2022 (inception)	$–
Net loss	(27,000)
Balance at July 31, 2022	$(27,000)

The accompanying notes to the financial statements are an integral part of these financial statements

F-13

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

STATEMENT OF CASH FLOWS (UNAUDITED)

For the period from July 14, 2022 (inception) to July 31, 2022

Cash flows from operating activities:
Net loss	$(27,000)
Adjustments to reconcile net loss to net cash /;provided by/ (used in) operating activities:
Increase in accrued expenses	27,000
Net cash provided by/ (used in) operating activities	–
Net change in cash	–
Cash at beginning of period	–
Cash at end of period	$–

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$–
Cash paid for interest	$–

The accompanying notes to the financial statements are an integral part of these financial statements

F-14

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

NOTES TO UNAUDITED FINANCIAL STATEMENTS

As of July 31, 2022 and for the period from July 14, 2022 (inception) to July 31, 2022

NOTE 1: NATURE OF OPERATIONS

Exceed Talent Capital Holdings, LLC (the “Company”) is a Delaware series limited liability company formed on July 14, 2022 under the laws of Delaware. The Company was formed to offer an opportunity for fans to invest, earn, interact, influence, and celebrate talent through public investment in, and acquisition of, underlying income streams generated by musicians and creative artists, each of which will be owned by separate series of the Company, or “Series”, that management of the Company intends to establish. As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

The Company is managed by Exceed Talent Capital LLC, a Delaware series limited liability company (the "Manager" or "Managing Member").

As at July 31, 2022, the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to comments the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The fiscal year for tax and financial reporting purposes of each Series shall be the twelve month period ending January 31.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity/(deficit) upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements as noted below. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from each Series offering.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

F-15

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the balance sheet approximates their fair value.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Acquisition and Offering Expenses

All asset acquisition expenses, offering expenses, sourcing fees, and brokerage fees in connection with any initial offering and the sourcing and acquisition of Series Assets shall be borne by the relevant Series, except an unsuccessful offering in which case all abort costs shall be borne by the Manager.

Allocation Policy

The Manager will allocate revenues and costs among the various Series. The allocation policy requires that items not related to a specific Series will be allocated in accordance with its allocation policy, in equal shares to the Series in which they relate, as determined by the Manager. The Manager may amend the allocation policy in its sole discretion from time to time.

All, offering expenses, acquisition expenses and operating expenses shall be allocated by the Manager in accordance with the allocation policy.

The Manager, in its sole discretion may defer or waive any fee payable to it under the operating agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

Revenue Recognition

ASC Topic 606, Revenue from Contracts with Customers establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements: 1) identify the contract with a customer; 2) identify the performance obligations in the contract; 3) determine the transaction price; 4) allocate the transaction price to performance obligations in the contract; and 5) recognize revenue as the performance obligation is satisfied.

The Company recognizes royalty streaming and other income at the point in time at which the Company becomes contractually entitled to receive such income based upon the terms of the agreements in place with music and other rights holders. This point in time represents when the Company satisfies its performance obligations.

F-16

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

Operating Expenses

Each Series shall be responsible for its operating expenses. The Manager will bear its own expenses of an ordinary nature. If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its operating expenses, the Manager may: (a) issue additional interests in such Series; (b) pay such excess operating expenses and not seek reimbursement; and/or (c) enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess operating expenses (the “Operating Expenses Reimbursement Obligation”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the applicable federal rate on any operating expenses reimbursement obligation). The Operating Expenses Reimbursement Obligation shall become repayable when cash becomes available.

Income Taxes

The Company is a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flows through to its members. Therefore, no provision for income tax has been recorded in these financial statements. Income from the Company is reported and taxed to the members on their individual tax returns.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statement, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception.  The Company is not presently subject to any income tax audit in any taxing jurisdiction. The Company intends for each Series to make an election to be taxed as a corporation, though it may, in its sole discretion, elect to maintain taxation as a disregarded entity.

NOTE 3: GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is a business that has not commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, and has not generated any revenues or profits as of July 31, 2022. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company’s ability to continue as a going concern in the next twelve months is dependent upon its ability to obtain capital financing from investors sufficient to meet current and future obligations and deploy such capital to produce profitable operating results. No assurance can be given that the Company will be successful in these efforts. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBER’S EQUITY

Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the Series in which they are invested.

F-17

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

Any amounts available for distribution following a monetization event after (a) payment of accrued management fees up to the date of the monetization event, (b) repayment of any amounts outstanding under operating expenses reimbursement obligations including any accrued interest as there may be, (c) the creation of such reserves as the Managing Member deems necessary, in its sole discretion, to meet future operating expenses and (d) after payment of any other fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be applied and distributed as follows: 5% to the Managing Member and 95% to the members pro rata to their interests.

Any amounts available for distribution following the liquidation of a Series, after payment of management fees payable through the date of liquidation, net of any fees, costs and liabilities (as determined by the Managing Member in its sole discretion), shall be distributed as follows: 5% to the Managing Member and 95% to the members pro rata to their interests.

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

Each Series may retain certain of the Managing Member’s affiliates for necessary services relating to our investments or our operations, including any administrative services and other management services.

Unless otherwise set forth in the applicable Series designation, the Managing Member or its affiliates shall, as at the closing of any initial offering of a Series, acquire 5% of the interests of the Series being issued pursuant to such initial offering as a sourcing fee. The Manager is also entitled to a cash sourcing fee of 5% of the purchase price of each underlying asset.

Unless otherwise set forth in the applicable Series designation, the Managing Member shall be entitled to payment of a management fee upon receipt of gross income by a Series, equal to 5% of the gross income. The Managing Member, in its sole discretion, may accept payment of the management fee by causing the Series to accrue such management fees, which shall be paid to the Managing Member prior to any distributions to members.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this standard effective at its inception date.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

F-18

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

NOTE 8: SUBSEQUENT EVENTS

The Company intends to make a Regulation A offering of its series membership interests in 2023.

The Company’s Manager entered into an agreement on the Company’s behalf for the provision of escrow and other related services with North Capital Investment Technology Inc. on August 10, 2022.

The Company’s Manager entered into an agreement on the Company’s behalf for the provision of transfer agent and other related services with Vertalo Inc. on August 22, 2022.

The Company entered into a broker dealer agreement with Dalmore Group LLC on August 24, 2022.

On December 8, 2022 the following Series were designated by the Company

Series Bedtime

Series Big Havi

Series Daylin XL

Series Luh Moody

Series Envy

Series Bedtime

Subsequent to the balance sheet date, on December 8, 2022 Series Bedtime entered into two agreements with the Manager.

1.	A Talented Related Income Agreement (a “TRIA”) in the amount of $870,000 related to the purchase of certain music rights and associated marketing provision. This TRIA was superseded and replaced in its entirety on March 21, 2023 by a Talent Related Asset Assignment Agreement (“TRAAA”) in the amount of $600,000.
2.	A convertible loan, between a Limited Partnership under common control with the Manager on the one part (the “Lender”), and the Manager on the other part (the “Underwriting Agreement”), in the amount of $870,000. The Underwriting Agreement was subsequently assigned in part to the Series to enable the Series to finance the acquisition of the TRIA from the Manager. An amount of the Underwriting Agreement is, under certain circumstances, convertible to Series equity immediately prior to the closing of the Series at a 7.5% discount to the price per share then being offered, as described, together with the other commercial terms of the Underwriting Agreement, in the Company’s offering circular. As at the date these financial statements were issued, the Underwriting Agreement was outstanding in full, and no part of the capital or interest has been converted to equity or otherwise paid in cash or in kind. The Underwriting Agreement has been reduced by the Manager from $870,000 to $600,000 with effect from March 21, 2023. All other terms of the Underwriting Agreement apply mutatis mutandis.

F-19

EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

Series Big Havi

Subsequent to the balance sheet date, on December 8, 2022 Series Big Havi entered into two agreements with the Manager.

1.	A Talented Related Income Agreement (a “TRIA”) in the amount of $15,000 related to the purchase of certain music rights and associated marketing provision. This TRIA was superseded and replaced in its entirety on March 21, 2023 by a Talent Related Asset Assignment Agreement (“TRAAA”) in the amount of $10,000.
2.	A convertible loan, between a Limited Partnership under common control with the Manager on the one part (the “Lender”), and the Manager on the other part (the “Underwriting Agreement”), in the amount of $15,000. The Underwriting Agreement was subsequently assigned in part to the Series to enable the Series to finance the acquisition of the TRIA from the Manager. An amount of the Underwriting Agreement is, under certain circumstances, convertible to Series equity immediately prior to the closing of the Series at a 7.5% discount to the price per share then being offered, as described, together with the other commercial terms of the Underwriting Agreement, in the Company’s offering circular. As at the date these financial statements were issued, the Underwriting Agreement was outstanding in full, and no part of the capital or interest has been converted to equity or otherwise paid in cash or in kind. The Underwriting Agreement has been reduced by the Manager from $15,000 to $10,000 with effect from March 21, 2023. All other terms of the Underwriting Agreement apply mutatis mutandis.

Series Daylin XL

Subsequent to the balance sheet date, on December 8, 2022 Series Daylin XL entered into two agreements with the Manager.

1.	A Talented Related Income Agreement (a “TRIA”) in the amount of $9,000 related to the purchase of certain music rights and associated marketing provision. This TRIA was superseded and replaced in its entirety on March 21, 2023 by a Talent Related Asset Assignment Agreement (“TRAAA”) in the amount of $4,000.
2.	A convertible loan, between a Limited Partnership under common control with the Manager on the one part (the “Lender”), and the Manager on the other part (the “Underwriting Agreement”), in the amount of $9,000. The Underwriting Agreement was subsequently assigned in part to the Series to enable the Series to finance the acquisition of the TRIA from the Manager. An amount of the Underwriting Agreement is, under certain circumstances, convertible to Series equity immediately prior to the closing of the Series at a 7.5% discount to the price per share then being offered, as described, together with the other commercial terms of the Underwriting Agreement, in the Company’s offering circular. As at the date these financial statements were issued, the Underwriting Agreement was outstanding in full, and no part of the capital or interest has been converted to equity or otherwise paid in cash or in kind. The Underwriting Agreement has been reduced by the Manager from $9,000 to $4,000 with effect from March 21, 2023. All other terms of the Underwriting Agreement apply mutatis mutandis.

Series Luh Moody

Subsequent to the balance sheet date, on December 8, 2022 Series Luh Moody entered into two agreements with the Manager.

1.	A Talented Related Income Agreement (a “TRIA”) in the amount of $9,000 related to the purchase of certain music rights and associated marketing provision. This TRIA was superseded and replaced in its entirety on March 21, 2023 by a Talent Related Asset Assignment Agreement (“TRAAA”) in the amount of $4,000.
2.	A convertible loan, between a Limited Partnership under common control with the Manager on the one part (the “Lender”), and the Manager on the other part (the “Underwriting Agreement”), in the amount of $9,000. The Underwriting Agreement was subsequently assigned in part to the Series to enable the Series to finance the acquisition of the TRIA from the Manager. An amount of the Underwriting Agreement is, under certain circumstances, convertible to Series equity immediately prior to the closing of the Series at a 7.5% discount to the price per share then being offered, as described, together with the other commercial terms of the Underwriting Agreement, in the Company’s offering circular. As at the date these financial statements were issued, the Underwriting Agreement was outstanding in full, and no part of the capital or interest has been converted to equity or otherwise paid in cash or in kind. The Underwriting Agreement has been reduced by the Manager from $9,000 to $4,000 with effect from March 21, 2023. All other terms of the Underwriting Agreement apply mutatis mutandis.

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EXCEED TALENT CAPITAL HOLDINGS, LLC

UNAUDITED FINANCIAL STATEMENTS

Series Envy

Subsequent to the balance sheet date, on December 8, 2022 Series Envy entered into two agreements with the Manager.

1.	A Talented Related Income Agreement (a “TRIA”) in the amount of $9,000 related to the purchase of certain music rights and associated marketing provision. This TRIA was superseded and replaced in its entirety on March 21, 2023 by a Talent Related Asset Assignment Agreement (“TRAAA”) in the amount of $4,000.
2.	A convertible loan, between a Limited Partnership under common control with the Manager on the one part (the “Lender”), and the Manager on the other part (the “Underwriting Agreement”), in the amount of $9,000. The Underwriting Agreement was subsequently assigned in part to the Series to enable the Series to finance the acquisition of the TRIA from the Manager. An amount of the Underwriting Agreement is, under certain circumstances, convertible to Series equity immediately prior to the closing of the Series at a 7.5% discount to the price per share then being offered, as described, together with the other commercial terms of the Underwriting Agreement, in the Company’s offering circular. As at the date these financial statements were issued, the Underwriting Agreement was outstanding in full, and no part of the capital or interest has been converted to equity or otherwise paid in cash or in kind. The Underwriting Agreement has been reduced by the Manager from $9,000 to $4,000 with effect from March 21, 2023. All other terms of the Underwriting Agreement apply mutatis mutandis.

On March 22, 2023 the Company amended its Operating Agreement such that its fiscal year-end was changed from December 31 to January 31.

Management has evaluated all subsequent events through March 28, 2023, the date the financial statement was available to be issued. There are no other material events requiring disclosure or adjustment to these financial statements.

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PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1	Broker-Dealer Agreement with Dalmore Group LLC**
2.1	Certificate of Formation of Exceed Talent Capital Holdings LLC**
2.2	Limited Liability Company Operating Agreement of Exceed Talent Capital Holdings LLC**
2.3	Form of Series Designation**
2.4	First Amendment to Limited Liability Company Operating Agreement of Exceed Talent Capital Holdings LLC
4.1	Form of Subscription Agreement**
6.1	Form of TRAAA between our Series and our Managing Member (including Form of Underwriting Debt Agreement as Exhibit A)
6.2	Form of Talent Rights Purchase Agreement between the Managing Member and TRA owners
8.1	Form of Escrow Agreement**
11.1	Consent of Auditor
12.1	Opinion on legality of the offered TalentShares
13.1	Testing the Waters Materials**
13.2	Testing the Waters Materials**
13.3	Testing the Waters Materials (Revised Exceed Platform (both Website and Mobile App) and Additional Marketing Materials)

______________

**	Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 29, 2023.

EXCEED TALENT CAPITAL HOLDINGS LLC

By:	/s/ Anthony Martini
Anthony Martini President

This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Anthony Martini	President of the Managing Member, principal executive officer	on March 29, 2023
Anthony Martini

/s/ Philip Schajer	Chief Financial Officer of the Managing Member, principal financial officer, and principal accounting officer.	on March 29, 2023
Philip Schajer

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